As filed with the Securities and Exchange Commission on June 18, 2025.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10 and FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10	Form S-4
SOUTH BOW CORPORATION (FOR CO-REGISTRANTS, PLEASE SEE TABLE OF THE CO-REGISTRANTS ON THE FOLLOWING PAGE)	SOUTH BOW USA INFRASTRUCTURE HOLDINGS LLC
(Exact Name of Registrant as Specified in its Charter)

Canada (South Bow Corporation) Delaware (South Bow USA Infrastructure Holdings LLC)	4612 4612	Not Applicable (South Bow Corporation) 93-2092930 (South Bow USA Infrastructure Holdings LLC)
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

707 5 Street SW, Suite 900

Calgary, Alberta, Canada

T2P 1V8

Telephone: (855) 699-8437

(Address and telephone number of Registrant’s principal executive offices)

South Bow USA Services Inc.

920 Memorial City Way, Suite 800

Houston, Texas, 77024

Telephone: (832) 389-8831

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Lori M. Muratta	Andrew J. Ericksen	Jeff Bakker Michael Barrett
South Bow Corporation 707 5 Street SW, Suite 900 Calgary, Alberta, Canada T2P 1V8 (855) 699-8437	White & Case LLP 609 Main Street, Suite 2900 Houston, Texas 77002 (713) 496-9700	Blake, Cassels & Graydon LLP 855 - 2nd Street SW Suite 3500, Bankers Hall East Tower Calgary, Alberta, Canada T2P 4J8 (403) 260-9600

Form F-10	Form S-4

Alberta, Canada

(Principal Jurisdiction Regulating this Form F-10 Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below):

1. ☐ Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2. ☐ Pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3. ☐ Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F- 10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instructions G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☒ Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF THE ADDITIONAL CO-REGISTRANTS

Form F-10

Exact Name of Registrant Issuer as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
South Bow Infrastructure Holdings Ltd.	Canada	4612	Not Applicable
South Bow Canadian Infrastructure Holdings Ltd.	Canada	4612	Not Applicable

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o South Bow Corporation, 707 5 Street SW, Suite 900 Calgary, Alberta, Canada, T2P 1V8, (855) 699-8437.

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: South Bow USA Services Inc., 920 Memorial City Way, Suite 800, Houston, Texas, 77024, (832) 389-8831.

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

The information in this prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 18, 2025

PRELIMINARY SHORT FORM PROSPECTUS

New Issue	June 18, 2025

South Bow USA Infrastructure Holdings LLC

(formerly known as 6297782 LLC)

Exchange Offer for:

U.S.$700,000,000 4.911% Senior Notes due 2027

U.S.$1,000,000,000 5.026% Senior Notes due 2029

U.S.$1,250,000,000 5.584% Senior Notes due 2034

U.S.$700,000,000 6.176% Senior Notes due 2054

Fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors (as defined herein)

Series	New Notes CUSIP	Initial Notes Rule 144A CUSIP	Initial Notes Regulation S CUSIP
4.911% Senior Notes due 2027	83007C AB8	83007C AA0	U8300T AA1
5.026% Senior Notes due 2029	83007C AD4	83007C AC6	U8300T AB9
5.584% Senior Notes due 2034	83007C AF9	83007C AE2	U8300T AC7
6.176% Senior Notes due 2054	83007C AH5	83007C AG7	U8300T AD5

The Initial Notes:

On August 28, 2024: (a) South Bow USA Infrastructure Holdings LLC (the “Company”) issued and sold U.S.$700,000,000 aggregate principal amount of 4.911% Senior Notes due 2027 (the “Initial 2027 Notes”), U.S.$1,000,000,000 aggregate principal amount of 5.026% Senior Notes due 2029 (the “Initial 2029 Notes”) and U.S.$700,000,000 aggregate principal amount of 6.176% Senior Notes due 2054 (the “Initial 2054 Notes”); and (b) J.P. Morgan Securities LLC, in its capacity as selling securityholder, sold U.S.$1,250,000,000 aggregate principal amount of 5.584% Senior Notes due 2034 originally issued by the Company (the “Initial 2034 Notes” and collectively with the Initial 2027 Notes, the Initial 2029 Notes and the Initial 2054 Notes, the “Initial Notes”).

The Initial Notes are fully and unconditionally guaranteed (each, an “Initial Guarantee”) on a senior unsecured basis by South Bow Corporation (“South Bow” or the “Parent Guarantor”), South Bow Infrastructure Holdings Ltd. (the “HoldCo Guarantor”) and South Bow Canadian Infrastructure Holdings Ltd. (the “Guarantor Party”, and collectively with the Parent Guarantor and the HoldCo Guarantor, the “Guarantors”).

The Initial Notes and the Initial Guarantees were originally sold on August 28, 2024 in a transaction that was exempt from registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and resold to “qualified institutional buyers” in reliance on Rule 144A (“Rule 144A”) under the U.S. Securities Act and to “non-U.S. persons” outside the United States under Regulation S under the U.S. Securities Act.

The New Notes:

The terms of the new U.S.$700,000,000 aggregate principal amount of 4.911% Senior Notes due 2027 (the “New 2027 Notes”), U.S.$1,000,000,000 aggregate principal amount of 5.026% Senior Notes due 2029 (the “New 2029 Notes”), the U.S.$1,250,000,000 aggregate principal amount of 5.584% Senior Notes due 2034 (the “New 2034 Notes”) and the U.S.$700,000,000 aggregate principal amount of 6.176% Senior Notes due 2054 (the “New 2054 Notes”, and collectively with the New 2027 Notes, the New 2029 Notes and the New 2034 Notes, the “New Notes”) are substantially identical to the terms of the Initial 2027 Notes, the Initial 2029 Notes, the Initial 2034 Notes and the Initial 2054 Notes, respectively, except that the New Notes will be registered under the U.S. Securities Act, will not be subject to restrictions on transfer, will not contain certain provisions relating to additional interest, will bear different CUSIP numbers from the Initial Notes and will not entitle their holders to registration rights. The New Notes will evidence the same continuing indebtedness as the Initial Notes. We refer to the Initial Notes and the New Notes together as the “Notes”.

The New Notes will be fully and unconditionally guaranteed (each, a “Guarantee”) on a senior unsecured basis by the Guarantors. The terms of the Guarantees are substantially identical to the terms of the Initial Guarantees, except that the Guarantees will be registered under the U.S. Securities Act and will not contain restrictions on transfer. The Guarantees will evidence the same continuing obligations of the Guarantors as the Initial Guarantees.

To the fullest extent applicable, references in this prospectus to the “Initial Notes” or the “New Notes” include the related Initial Guarantees or Guarantees, respectively.

In this prospectus, all references to “Canadian dollars”, “C$” or “CAD$” are to Canadian dollars and all references to “U.S. dollars”, “U.S.$” or “USD” are to United States dollars. See “Exchange Rate Information”.

See “Risk Factors” beginning on page 16 for a discussion of certain risks that you should consider in connection with an investment in the New Notes.

Exchange Offer:

Our offer to exchange the Initial Notes for the New Notes will be open until 5:00 p.m., New York City time, on     , 2025, unless we extend the offer. We do not currently intend to extend the expiration date.

If all of the conditions of the exchange offer are satisfied, we will exchange: (i) all of the Initial 2027 Notes that are validly tendered and not withdrawn for an equal aggregate principal amount of New 2027 Notes; (ii) all of the Initial 2029 Notes that are validly tendered and not withdrawn for an equal aggregate principal amount of New 2029 Notes; (iii) all of the Initial 2034 Notes that are validly tendered and not withdrawn for an equal aggregate principal amount of New 2034 Notes; and (iv) all of the Initial 2054 Notes that are validly tendered and not withdrawn for an equal aggregate principal amount of New 2054 Notes.

The exchange offer is not conditioned upon any minimum principal amount of any series of Initial Notes being tendered for exchange. However, the obligation to accept the Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. You may withdraw your tender of Initial Notes at any time prior to the expiration of the exchange offer. See “Exchange Offer—Terms of the Exchange Offer—Conditions”.

There is no market through which these securities may be sold and holders may not be able to resell securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors”.

Securities legislation in the Province of Alberta provides purchasers of securities with the right to withdraw from or rescind an agreement to purchase such securities in certain circumstances. See “Purchasers’ Statutory Rights”.

The Company is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different than those of the United States.

Owning and disposing of the Notes may subject you to tax consequences in the United States and Canada. You should read the tax discussion in this prospectus. This prospectus may not describe the tax consequences of a holder’s particular situation. We urge holders to consult their own tax advisors regarding the application of tax laws to their particular situation.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Guarantors are each incorporated under the laws of Canada, certain of the officers and directors of the Company and the Guarantors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada and that a substantial portion of our assets and the assets of such persons are located outside the U.S.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION NOR ANY OTHER SECURITIES REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No proceeds will be raised pursuant to the exchange offer and all expenses in connection with the preparation and filing of this prospectus will be paid by the Company from its general corporate funds.

No underwriter is being used in connection with the exchange offer or has been involved in the preparation of this prospectus or has performed any review of the contents of this prospectus.

Prospective investors should be aware that, during the period of the exchange offer, the registrants or their respective affiliates, directly or indirectly, may bid for or make purchases of the debt securities to be distributed or to be exchanged, or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.

This prospectus does not qualify the New Notes for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where those Initial Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

This prospectus incorporates by reference documents that contain important business and financial information about us and the Guarantors that is not included in or delivered with this prospectus. These documents are available without charge to security holders upon written or oral request to South Bow USA Infrastructure Holdings LLC, 920 Memorial City Way, Suite 800, Houston, Texas, 77024, +1 (832) 389-8831 and are also available electronically under South Bow’s profile on SEDAR+ (as defined below) at www.sedarplus.ca and on EDGAR (as defined below) at www.sec.gov. To obtain timely delivery, holders of the Initial Notes must request these documents no later than five business days before the expiration date. Unless extended, the expiration date is     , 2025.

The Company is a limited liability company existing under the laws of Delaware. In addition, each of Richard J. Prior, Gary Salsman and Blaine Trout is a director of the Company who resides outside of Canada and each of Chansoo Joung, Leonard Mallett, Robert G. Phillips, Sonya M. Reed, Mary Pat Salomone and Frances M. Vallejo is a director of each of the Guarantors who resides outside of Canada. The Company and each of these directors has appointed South Bow Corporation, located at Suite 707 – 5 Street S.W., Calgary, Alberta, T2P 1V8, as agent for service of process in Canada. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Our registered and principal office is located at 920 Memorial City Way, Suite 800, Houston, Texas, 77024.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

We are responsible for the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the New Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the respective date of the document in which such information appears.

The New Notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.

Unless otherwise indicated, all financial information included in this prospectus and the documents incorporated by reference in this prospectus, including the financial statements of South Bow, have been prepared in accordance with U.S. generally accepted accounting principles, which are referred to as “U.S. GAAP”.

South Bow commenced independent operations on October 1, 2024, following the completion of the spinoff by TC Energy Corporation (“TC Energy”) of its Liquids Pipelines business segment (the “Liquids Pipelines business”) into South Bow (the “Spinoff Transaction”). Unless otherwise indicated, the disclosure in this prospectus has been prepared on the basis that the historical business of South Bow is the Liquids Pipelines business carried on by TC Energy prior to the completion of the Spinoff Transaction. Information contained or incorporated by reference in this prospectus in respect of South Bow’s business prior to the completion of the Spinoff Transaction, including financial information, is based on, or derived from, information provided by TC Energy with respect to the Liquids Pipelines business. Such financial information has been derived from the historical consolidated financial statements and accounting records of TC Energy, including the historical cost basis of assets and liabilities comprising South Bow, as well as the historical revenues, direct costs, and allocations of indirect costs attributable to the operations of South Bow. The presentation of certain prior period comparatives have been updated for consistency with current year presentation. Refer to Note 2, Basis of Presentation and Accounting Policies of the South Bow Annual Financial Statements (as defined herein) and Note 1, Basis of Presentation of the South Bow Interim Financial Statements (as defined herein) for more information.

Upon the completion of the Spinoff Transaction, South Bow designated the U.S. dollar as its reporting currency for the period ended December 31, 2024. Certain entities within South Bow have a functional currency of Canadian dollars and are translated into U.S. dollars for consolidation reporting purposes. As required by ASC 830 Foreign Currency Matters, this change in reporting currency has been applied retrospectively to all periods presented in the South Bow Annual Financial Statements and the South Bow Interim Financial Statements. Refer to Note 3, Accounting Policy Changes of the South Bow Annual Financial Statements and Note 1, Basis of Presentation of the South Bow Interim Financial Statements for more information.

Except as set forth under “Description of the New Notes”, and unless otherwise specified or the context otherwise requires, all references in this prospectus to the “Company”, “we”, “us” and “our” mean South Bow USA Infrastructure Holdings LLC and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of South Bow, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with or furnished to the SEC, are specifically incorporated by reference in this prospectus:

(a)	annual information form of South Bow, dated as of March 5, 2025, for the year ended December 31, 2024 (the “South Bow AIF”), filed as Exhibit 99.1 to South Bow’s Form 40-F filed on March 6, 2025;

(b)

management’s discussion and analysis of financial condition and results of operations of South Bow as of and for the year ended December 31, 2024 (the “South Bow Annual MD&A”), filed as Exhibit 99.3 to South Bow’s Form 40-F filed on March 6, 2025;

(c)

audited consolidated financial statements of South Bow as of December 31, 2024 and 2023 and for each of the years then ended, the related notes thereto, and the auditor’s report thereon (the “South Bow Annual Financial Statements”), filed as Exhibit 99.2 to South Bow’s Form 40-F filed on March 6, 2025;

(d)

management’s discussion and analysis of financial condition and results of operations of South Bow as of and for the three months ended March 31, 2025 and 2024 (the “South Bow Interim MD&A”), filed as Exhibit 99.1 to South Bow’s Form 6-K filed on May 15, 2025;

(e)

unaudited interim consolidated financial statements of South Bow as of and for the three months ended March 31, 2025 and 2024 and the related notes thereto, filed as Exhibit 99.2 to South Bow’s Form 6-K filed on May 15, 2025; and

(f)

the management information circular of South Bow dated March 27, 2025 for the annual meeting of shareholders of South Bow held on May 15, 2025, furnished as Exhibit 99.1 to South Bow’s Form 6-K furnished on April 14, 2025.

Any annual information form, annual financial statements (including the auditors’ report thereon), interim financial statements, management’s discussion and analysis, material change report (excluding any confidential material change reports), business acquisition report or information circular or amendments thereto and all other documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus that we file with any securities commission or similar regulatory authority in Canada subsequent to the date of this prospectus and prior to the termination of the offering of the New Notes shall be deemed to be incorporated by reference in this prospectus. In addition, all documents we file with or furnish to the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this prospectus and prior to the termination of the exchange offer shall be deemed to be incorporated by reference into this prospectus and the registration statement of which the prospectus forms a part from the date of filing or furnishing of such documents (in the case of any Report on Form 6-K, if and to the extent expressly set forth in such report).

Any statement contained in this prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent any statement contained herein or in any subsequently filed or furnished document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of South Bow USA Infrastructure Holdings LLC, 920 Memorial City Way, Suite 800, Houston, Texas, 77024, +1 (832) 389-8831. These documents are also available through the internet on the System for Electronic Data Analysis and Retrieval+ (“SEDAR+”), which can be accessed at www.sedarplus.ca.

The Company and South Bow file certain reports with, and furnish other information to, the SEC and the securities regulatory authorities of each of the provinces and territories of Canada. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of the Canadian securities regulatory authorities, which requirements are different from those of the United States. Such reports and other information filed with or furnished to the SEC are available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (www.sec.gov), which is commonly known by the acronym “EDGAR,” as well as from commercial document retrieval services.

We have filed with the SEC under the U.S. Securities Act a registration statement on Form F-10 and Form S-4 relating to the securities being offered hereunder and of which this prospectus forms a part. This prospectus does not contain all the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

Anyone who receives a copy of this prospectus may obtain copies of the Indenture (as defined herein) governing the New Notes on request without charge from the Corporate Secretary of South Bow USA Infrastructure Holdings LLC, 920 Memorial City Way, Suite 800, Houston, Texas, 77024.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain statistical data, market research and industry forecasts that were obtained from third-party sources, industry publications, and publicly available information. We believe that the market and industry data presented throughout this prospectus and the documents incorporated by reference herein are accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and industry data presented in this prospectus and the documents incorporated by reference herein is not guaranteed and we make no representation as to the accuracy of such information. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to in this prospectus or the documents incorporated by reference herein, or analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources or make any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Market and industry data are subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of securities laws, including the “safe harbor” provisions of the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, and Section 27A of the U.S. Securities Act. The words “anticipate”, “expect”, “believe”, “may”, “will”, “should”, “estimate”, “project”, “outlook”, “forecast”, “intend”, “target”, “plan” or other similar words are used to identify such forward-looking statements. Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are intended to provide potential investors with information regarding the Company and South Bow, including their respective future plans and financial outlook. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding:

•	the market for the Notes following the completion of the exchange offer;

•	the estimated expenses of the exchange offer;

•	expectations related to the Guarantors;

•	our financial and operational performance;

•	expectations about strategies and goals for optimization, growth and expansion and the methods South Bow expects to employ to implement such strategies;

•	South Bow’s capital allocation priorities;

•	South Bow’s financial outlook for 2025 and beyond, including 2025 normalized EBITDA, 2025 interest expenses, 2025 distributable cash flow and 2025 capital expenditures;

•	expected dividends and other returns to shareholders;

•	expected impacts of debt reduction on South Bow’s financial resilience, debt service charges, and capacity to fund future growth initiatives and shareholder returns;

•	expected cash flows and future financing options available, including portfolio management;

•	expectations regarding the size, timing, conditions and outcome of ongoing and future transactions;

•	expected demand for uncommitted capacity on the Corporation’s assets and the impact thereon on the financial results of the Corporation;

•	expected access to and cost of capital;

•	expected costs and schedules for planned projects, including projects under construction such as the Blackrod Connection project, as well as the benefits and timing thereof;

•	expected capital expenditures, contractual obligations, commitments and contingent liabilities, including environmental remediation costs;

•	expected regulatory processes and outcomes;

•	expected outcomes with respect to legal proceedings, including arbitration and insurance claims;

•	the expected impact of future legal and accounting changes, including the impacts of tariffs; and

•	expected industry, market and economic conditions, including their impact on us and on our customers and suppliers.

These forward-looking statements reflect our beliefs and assumptions based on information available to us at the time the statements were made and, as such, are not a guarantee of future performance. By their nature, forward-looking statements are subject to various assumptions, risks and uncertainties which could cause actual results and achievements to differ materially from the anticipated results or expectations expressed or implied in such forward-looking statements. Key assumptions on which our forward-looking statements are based include, but are not limited to, assumptions about:

•	realization of expected benefits from acquisitions, divestitures and the Spinoff;

•	regulatory decisions and outcomes;

•	planned and unplanned outages and the use of our pipelines;

•	integrity and reliability of our assets;

•	anticipated construction costs, schedules and completion dates;

•	access to capital markets, including portfolio management;

•	expected industry, market and economic conditions, including the impact of these on South Bow and on our customers and suppliers;

•	future operating costs being consistent with management’s current expectations;

•	the Company’s ability to maintain current credit ratings;

•	prevailing inflation rates, commodity and labour prices;

•	prevailing interest, tax and foreign exchange rates; and

•	nature and scope of hedging.

The risks and uncertainties that could cause actual results or events to differ materially from current expectations include, but are not limited to:

•	failure to realize the expected benefits from acquisitions, divestitures and the Spinoff;

•	our ability to successfully implement our strategic priorities and whether they will yield the expected benefits;

•	our ability to implement a capital allocation strategy aligned with maximizing shareholder value;

•	operating performance of our pipelines and storage assets;

•	amount of capacity sold and rates achieved in our business;

•	production levels within supply basins;

•	construction and completion of capital projects;

•	cost and availability of, and inflationary pressures on, labour, equipment and materials;

•	availability and market prices of commodities;

•	access to capital and insurance markets on competitive terms;

•	interest, tax and foreign exchange rates;

•	performance and credit risk of our counterparties;

•	regulatory decisions and outcomes of legal proceedings, including arbitration and insurance claims;

•	our ability to effectively anticipate and assess changes to government policies and regulations, including those related to the environment;

•	our ability to realize the value of tangible assets and contractual recoveries;

•	competition in the business in which we operate;

•	unexpected or unusual weather;

•	acts of civil disobedience;

•	cyber security and technological developments;

•	sustainability-related risks;

•	impact of energy transition on our business;

•	economic conditions in North America as well as globally;

•	global health crises, such as pandemics and epidemics, and the impacts related thereto; and

•	recovery of costs resulting from unexpected pollution or environmental events related to our operations.

Additional information on these and other factors is discussed in this prospectus and the documents incorporated by reference herein, including the South Bow AIF, the South Bow Annual MD&A and the South Bow Interim MD&A under the heading “Risk Factors”, as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

Readers are cautioned against placing undue reliance on forward-looking statements, which are given as of the date they are expressed in this prospectus or otherwise, and not to use future-oriented information or financial outlooks for anything other than their intended purpose. We undertake no obligation to publicly update or revise any forward-looking statements in this prospectus or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

EXCHANGE RATE INFORMATION

The following table sets forth certain exchange rates based on the daily exchange rates as reported by the Bank of Canada for the periods noted. Such rates are set forth as U.S. dollars per C$1.00 and are the inverse of exchange rates quoted by the Bank of Canada for Canadian dollars per U.S.$1.00. On June 17, 2025, the inverse of the daily exchange rate reported by the Bank of Canada was U.S.$1.36 per C$1.00.

	Three Months Ended March 31		Year Ended December 31
	2025	2024	2024	2023	2022
High	0.7059	0.7510	0.7510	0.7617	0.8031
Low	0.6848	0.7357	0.6937	0.7207	0.7217
Average	0.6968	0.7414	0.7302	0.7410	0.7692
Period End	0.6956	0.7367	0.6950	0.7383	0.7888

ENFORCEABILITY OF CIVIL LIABILITIES

Each Guarantor is a corporation organized under the laws of Canada. Certain of the directors and officers of the Company and each Guarantor and some of the experts named in this prospectus are residents of Canada or otherwise reside outside the U.S. Furthermore, all or a substantial portion of their assets, and a substantial portion of the assets of each Guarantor, are located outside the U.S. It may be difficult for holders of Notes who reside in the U.S. to effect service within the U.S. upon those persons who are not residents of the U.S. It may also be difficult for holders of Notes who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon the civil liability of the Company, the Guarantors, the directors and officers of the Company and the Guarantors and the experts named in this prospectus under U.S. federal securities laws.

The Company has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by Blake, Cassels & Graydon LLP, however, that there is real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Each Guarantor has filed with the SEC, concurrently with the registration statement on Form F-10 and Form S-4, an appointment of agent for service of process on Form F-X. Under the Form F-X, each Guarantor appointed South Bow USA Infrastructure Holdings LLC as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving such Guarantor in a U.S. court arising out of or related to or concerning the exchange offer under this prospectus.

PROSPECTUS SUMMARY

The following is a summary of certain selected information contained or incorporated by reference in this prospectus and does not purport to be complete and is therefore qualified in its entirety by, and is subject to, the detailed information and consolidated financial statements incorporated by reference in this prospectus. It does not contain all information about our business or the exchange offer that you should consider. You should read the entire prospectus and all documents incorporated by reference herein, including the risk factors beginning on page 16 before making a decision to exchange Initial Notes for New Notes.

Overview of the Company and the Guarantors

Each of the Company, the HoldCo Guarantor and the Guarantor Party is an indirect wholly owned subsidiary of South Bow. South Bow is an energy infrastructure company that owns and operates critical liquids pipelines and facilities extending across Canada and the U.S. South Bow’s business consists of crude oil pipeline and terminal assets that safely transport crude oil primarily from the Western Canadian Sedimentary Basin and Cushing market hub to the U.S. Midwest and Gulf Coast. South Bow also offers ancillary services, including storage at terminals, which provides customers with increased receipt and delivery optionality. In addition to its crude oil pipeline and terminal assets, South Bow conducts marketing activities through a non-regulated marketing entity. The common shares of South Bow are listed on the TSX and NYSE under the symbol “SOBO”. South Bow’s head and registered office is located at 707 – 5 Street S.W., Calgary, Alberta, Canada, T2P 1V8.

The following diagram sets out a simplified organizational structure of the Company and the Guarantors, with the Company highlighted in yellow and each of the Guarantors highlighted in grey:

The documents incorporated by reference herein contain further details regarding South Bow’s business. See “Description of the Business” in the South Bow AIF and “Corporate Profile” and “Segment Overview” in the South Bow Annual MD&A.

Spinoff Transaction

On July 27, 2023, TC Energy announced plans to separate into two independent, investment-grade, publicly listed companies: (a) TC Energy; and (b) South Bow. Pursuant to the Spinoff Transaction: (a) all of the assets and liabilities comprising the Liquids Pipelines business were transferred from TC Energy to South Bow; and (b) all of the common shares of South Bow were distributed to TC Energy shareholders on a pro rata basis.

A number of transactions were undertaken in order to facilitate the Spinoff Transaction, including the following:

•	on December 15, 2023, South Bow was incorporated under the Canada Business Corporations Act;

•	on June 23, 2023, the Company was formed as a Delaware limited liability company and an indirect wholly owned subsidiary of TC Energy;

•	on June 23, 2023, each of the HoldCo Guarantor and the Guarantor Party was incorporated under the Canada Business Corporations Act as an indirect wholly owned subsidiary of TC Energy; and

•	in August 2023, the assets comprising the Liquids Pipelines business were consolidated under the Company, the HoldCo Guarantor and the Guarantor Party.

On June 4, 2024, the shareholders of TC Energy and the Alberta Court of King’s Bench approved the Spinoff Transaction.

On August 28, 2024 (the “Issue Date”), the Company closed the offering of the Initial Notes (the “Initial Notes Offering”). In addition, on the Issue Date, the Guarantor Party closed its offering of C$450,000,000 aggregate principal amount of 4.323% senior notes due February 1, 2030, C$500,000,000 aggregate principal amount of 4.616% senior notes due February 1, 2032, C$500,000,000 aggregate principal amount of 4.933% senior notes due February 1, 2035, $450,000,000 aggregate principal amount of 7.625% junior subordinated notes due March 1, 2055 and $650,000,000 aggregate principal amount of 7.500% junior subordinated notes due March 1, 2055 (collectively, the “Guarantor Party Notes”).

The net proceeds of the Initial Notes, other than the Initial 2034 Notes, and the Guarantor Party Notes were placed into escrow pending the completion of the Spinoff Transaction. Upon completion of the Spinoff Transaction, the escrowed funds were released to South Bow and used to repay indebtedness owed by South Bow and its subsidiaries to TC Energy and its subsidiaries. See “Description of Capital Structure—Notes” in the South Bow AIF, which is incorporated by reference in this prospectus, for further information on the Initial Notes Offering.

Effective October 1, 2024, the Spinoff Transaction was completed and South Bow began operating as an independent, publicly traded entity.

See “General Development of the Business” in the South Bow AIF, which is incorporated by reference in this prospectus, for further information on the Spinoff Transaction.

SUMMARY OF TERMS OF THE EXCHANGE OFFER

On the Issue Date: (a) the Company issued and sold the Initial 2027 Notes, the Initial 2029 Notes and the Initial 2054 Notes; and (b) J.P. Morgan Securities LLC, in its capacity as selling securityholder, sold the Initial 2034 Notes. The Initial Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors. The Initial Notes and the Initial Guarantees were offered and sold on a private placement basis to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A and to “non-U.S. persons” outside the United States under Regulation S under the U.S. Securities Act, in each case, pursuant to exemptions from the registration requirements under the U.S. Securities Act. Consequently, the Initial Notes are subject to transfer restrictions under the U.S. Securities Act.

In connection with the Initial Notes Offering, the Company and the Guarantors entered into a registration rights agreement, dated as of August 28, 2024 (the “Registration Rights Agreement”), with the initial purchasers of the Initial Notes. Pursuant to the terms of the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, to: (a) file the registration statement of which this prospectus forms a part with the SEC; (b) use reasonable best efforts to have such registration statement declared effective by the SEC no later than 360 days after the Issue Date; (c) use reasonable best efforts to consummate the exchange offer on the earliest practicable date after which such registration statement is declared effective by the SEC, but in any event within 60 days after that 360-day period; and (d) keep the exchange offer open for a period of not less than 30 days after the date notice of the exchange offer is mailed to the holders of the Initial Notes.

Pursuant to the Registration Rights Agreement, we are offering to exchange: (a) U.S.$700,000,000 aggregate principal amount of Initial 2027 Notes for an equivalent aggregate principal amount of our New 2027 Notes; (b) U.S.$1,000,000,000 aggregate principal amount of Initial 2029 Notes for an equivalent aggregate principal amount of our New 2029 Notes; (c) U.S.$1,250,000,000 aggregate principal amount of Initial 2034 Notes for an equivalent aggregate principal amount of our New 2034 Notes; and (d) U.S.$700,000,000 aggregate principal amount of Initial 2054 Notes for an equivalent aggregate principal amount of our New 2054 Notes. In order to exchange your Initial Notes, you must properly tender them and we must accept your tender. We will exchange all outstanding Initial Notes that are validly tendered and not validly withdrawn.

Concurrent with the exchange offer, the Guarantor Party is making an offer to exchange the U.S. dollar denominated Guarantor Party Notes (the “USD Guarantor Party Notes”) for an equivalent aggregate principal amount of new notes with terms that are substantially identical to the USD Guarantor Party Notes, except that such new notes will be registered under the U.S. Securities Act, will not contain restrictions on transfer or certain provisions relating to additional interest, will bear different CUSIP numbers and will not entitle their holders to registration rights (the “Guarantor Party Exchange Offer”).

Exchange Offer:

We are offering to exchange your Initial 2027 Notes for an equivalent aggregate principal amount of our New 2027 Notes.

We are offering to exchange your Initial 2029 Notes for an equivalent aggregate principal amount of our New 2029 Notes.

We are offering to exchange your Initial 2034 Notes for an equivalent aggregate principal amount of our New 2034 Notes.

We are offering to exchange your Initial 2054 Notes for an equivalent aggregate principal amount of our New 2054 Notes.

Expiration Date:	The “expiration date” for the exchange offer is 5:00 p.m., New York City time, on, 2025, unless we extend it, in which case “expiration date” means the latest date and time to which the exchange offer is extended. We do not currently intend to extend the expiration date.

Interest on the New Notes:

The New 2027 Notes will bear interest at 4.911% per annum.

The New 2029 Notes will bear interest at 5.026% per annum.

The New 2034 Notes will bear interest at 5.584% per annum.

The New 2054 Notes will bear interest at 6.176% per annum.

No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Conditions to the Exchange Offer:	The exchange offer is subject to certain customary conditions, which we may waive. See “Exchange Offer—Terms of the Exchange Offer—Conditions”.

Procedures for Tendering Initial Notes:	If you wish to accept the exchange offer, you must submit the required documentation and effect a tender of Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the letter of transmittal. See “Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering”, “Exchange Offer—Terms of the Exchange Offer—Book-Entry Delivery Procedure” and “Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedure”.

Guaranteed Delivery Procedures:	If you wish to tender your Initial Notes, but cannot properly do so prior to the expiration date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in “Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedure”.

Withdrawal Rights:	Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Initial Notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in “Exchange Offer—Terms of the Exchange Offer—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes and Delivery of New Notes:	Subject to certain conditions, any and all Initial Notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date and not validly withdrawn will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “Exchange Offer—Terms of the Exchange Offer”.

U.S. Federal and Canadian Federal Income Tax Considerations:

The exchange of the Initial Notes for the New Notes should not constitute a taxable exchange for U.S. federal income tax purposes as the New Notes will evidence the same continuing indebtedness as the Initial Notes. See “U.S. Federal Income Tax Considerations”.

The exchange of the Initial Notes for the New Notes should not constitute a taxable exchange for Canadian federal income tax purposes. See “Canadian Federal Income Tax Considerations”.

Exchange Agent:	D.F. King & Co., Inc. is serving as the exchange agent.

Summary of Terms of the New Notes and the Guarantees:

The terms of the New Notes and the terms of the Guarantees are substantially identical to the terms of the Initial Notes and the Initial Guarantees, respectively, except that:

•  the New Notes and the Guarantees will be registered under the U.S. Securities Act, and therefore will not contain restrictions on transfer;

•  the New Notes and the Guarantees will not contain certain provisions relating to additional interest;

• the New Notes will bear different CUSIP numbers from the Initial Notes; and • the New Notes will not entitle their holders to registration rights.

Resale of New Notes:

Under existing SEC interpretations, it may be possible for you to resell the New Notes issued in the exchange offer without compliance with the registration or prospectus delivery provisions of the U.S. Securities Act if:

•  you are acquiring the New Notes in the ordinary course of your business;

•  you are not a broker-dealer that acquired the Initial Notes from us or in market-making transactions or other trading activities;

•  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you; and

•  you are not an affiliate, under Rule 405 of the U.S. Securities Act, of the Company or a Guarantor.

If you are a broker-dealer and receive New Notes for your own account in exchange for Initial Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the New Notes. See “Plan of Distribution”.

Consequences of Failure to Exchange Initial Notes:

If you do not participate in the exchange offer:

•  subject to certain limited exceptions, you will not be able to require us to register your Initial Notes under the U.S. Securities Act;

•  you will not be able to resell, offer to resell or otherwise transfer your Initial Notes unless they are registered under the U.S. Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, registration under the U.S. Securities Act; and

•  the trading market for your Initial Notes will become more limited to the extent other holders of Initial Notes participate in the exchange offer.

See “Exchange Offer—Terms of the Exchange Offer—Consequences of Failure to Exchange” and “Exchange Offer—Terms of the Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of New Notes”.

SUMMARY OF TERMS OF THE NEW NOTES

The following summary contains basic information about the New Notes and is not intended to be complete. For a complete understanding of the New Notes, please refer to the discussion under “Description of the New Notes” beginning on page 33 of this prospectus.

Issuer:	South Bow USA Infrastructure Holdings LLC, a Delaware limited liability company.

Notes Offered:

U.S.$700,000,000 aggregate principal amount of 4.911% Senior Notes due 2027.

U.S.$1,000,000,000 aggregate principal amount of 5.026% Senior Notes due 2029.

U.S.$1,250,000,000 aggregate principal amount of 5.584% Senior Notes due 2034.

U.S.$700,000,000 aggregate principal amount of 6.176% Senior Notes due 2054.

Maturity Date:

Unless redeemed prior to maturity as described below:

•  the New 2027 Notes will mature on September 1, 2027,

•  the New 2029 Notes will mature on October 1, 2029,

•  the New 2034 Notes will mature on October 1, 2034, and

•  the New 2054 Notes will mature on October 1, 2054.

Interest:

The New 2027 Notes will bear interest at 4.911% per annum.

The New 2029 Notes will bear interest at 5.026% per annum.

The New 2034 Notes will bear interest at 5.584% per annum.

The New 2054 Notes will bear interest at 6.176% per annum.

Interest Payment Dates:

In respect of the New 2027 Notes, March 1 and September 1 of each year, commencing on September 1, 2025.

In respect of the New 2029 Notes, the New 2034 Notes and the New 2054 Notes (collectively, the “New Money Notes”), April 1 and October 1 of each year, commencing on October 1, 2025.

On the first interest payment date following the exchange, holders of New Notes will receive interest for the period from and including the last interest payment date on which interest was paid on their Initial Notes. No additional or other interest relating to such period will be paid to such holders.

Guarantees:	The New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by South Bow, the HoldCo Guarantor and the Guarantor Party, but will not be guaranteed by any of the Company’s other affiliates or subsidiaries.

Ranking:	The New Notes will be our senior unsecured obligations and will rank equal in right of payment with all our existing and future senior indebtedness. The New Notes will rank senior in right of payment to all our future indebtedness that is expressly subordinated in right of payment to the New Notes. The New Notes will be effectively subordinated to all of our future secured indebtedness, to the extent of the value of the assets securing that indebtedness. In addition, the New

Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which are distinct legal entities having no obligation to pay any amounts in respect of the New Notes or to make funds available for such purpose.

The Guarantees will rank senior in right of payment to all of the indebtedness of the Guarantors that is expressly subordinated in right of payment to the Guarantees, will rank equal in right of payment with all of the existing and future indebtedness of the Guarantors that is not so subordinated and will be effectively subordinated to any secured indebtedness of the Guarantors, to the extent of the value of the assets securing such indebtedness. In addition, the Guarantees will be structurally subordinated to all existing and future indebtedness and other liabilities of the Guarantors’ subsidiaries that do not guarantee the New Notes.

See “Description of the New Notes—Ranking”.

Mandatory Redemption:	We are not required to make mandatory redemption or sinking fund payments with respect to any of the New Notes.

Optional Redemption:

At our option, we may redeem some or all of the New Notes, as applicable, before their maturity, upon not less than 10 and not more than 60 days’ prior notice and upon such conditions as may be specified in the applicable notice of redemption, as follows:

•  in the case of a series of the New Money Notes, in whole or from time to time in part, at any time prior to the applicable Par Call Date (as defined herein), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a)(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the New Money Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points for the New 2027 Notes, plus 25 basis points for the New 2029 Notes or plus 35 basis points for the New 2054 Notes, in any case, less (ii) interest accrued to the redemption date, and (b) 100% of the principal amount of the New Money Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date;

•  in the case of the New 2034 Notes, in whole or from time to time in part, at any time after August 1, 2028 and prior to the applicable Par Call Date, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a)(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the New 2034 Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (ii) interest accrued to the redemption date, and (b) 100% of the principal amount of the New 2034 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date; and

•  in the case of any series of New Notes, in whole or from time to time in part, at any time on or after the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the New Notes being redeemed plus accrued and unpaid interest thereon to such redemption date.

See “Description of the New Notes—Redemption—Optional Redemption”.

Tax Redemption:

At our option, we may also redeem the New Notes of any series, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for redemption, premium, if any, and all Additional Amounts (as defined herein), if any, then due and which will become due on the date fixed for redemption as a result of the redemption or otherwise, if, at any time, we determine that we or a Guarantor making payments under or with respect to the New Notes or the Guarantee are, or on the next date on which any amount would be payable in respect of the New Notes of such series or the Guarantee, as applicable, would be, obligated to pay Additional Amounts in respect of the New Notes of such series or the Guarantee, as applicable, pursuant to the terms and conditions thereof, which we or a Guarantor, as applicable, cannot avoid by the use of reasonable measures available to us, including making payment through a payment agent or another Guarantor located in another jurisdiction (but not including, for the avoidance of doubt, us or any Guarantor changing or moving jurisdictions), as a result of a Change in Tax Law (as defined herein).

See “Description of the New Notes—Redemption—Redemption Following a Tax Event”.

Use of Proceeds:	We will not receive any proceeds from the exchange offer.

Certain Covenants:

The Indenture governing the New Notes limits our ability and the ability of the HoldCo Guarantor and South Bow to:

•  create liens without equally and ratably securing the New Notes; and

•  engage in certain sale and leaseback transactions.

The Indenture also limits our ability and the ability of the Guarantors to consolidate, merge or transfer all or substantially all of our or their assets.

The New Notes, the Guarantees and the Indenture will not limit the amount of senior indebtedness that we or the Guarantors may incur or the amount of other indebtedness or liabilities that we, the Guarantors or any of our or their subsidiaries may incur, and do not contain any financial or other similar restrictive covenants.

These covenants are subject to important exceptions and qualifications which are described under “Description of the New Notes—Covenants”.

Additional Amounts:	In the event that certain taxes are payable by us or the Guarantors in respect of payments on the New Notes or the Guarantees, as applicable, we or the Guarantors, as the case may be, will, subject to certain exceptions, pay to the holders of the New Notes such Additional Amounts as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of the New Notes or Guarantees, respectively, had no such withholding or deduction been required.

Ratings:	We will use reasonable efforts to maintain credit ratings from at least two “nationally recognized statistical rating organizations” (within the meaning of

Section 3(a)(62) under the Exchange Act) but not a specific rating (it being understood and agreed that “reasonable efforts” shall in any event include the payment by us of customary rating agency fees and reasonable cooperation with information and data requests by a nationally recognized statistical rating organization, in connection with their ratings process).

No Listing:	The New Notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the New Notes on any securities exchange or trading facility or for inclusion of the New Notes in any automated quotation system.

Trustees:	The Bank of New York Mellon is the U.S. trustee under the Indenture and Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada) is the Canadian trustee under the Indenture.

Denomination and Form:	The New Notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as the nominee of DTC. The New Notes will be issued in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Accordingly, Initial Notes may be exchanged only in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Risk Factors:	You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 16 and the other information contained in this prospectus prior to deciding whether to exchange Initial Notes for New Notes.

Governing Law:	The Indenture and the New Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

RISK FACTORS

In deciding whether to exchange Initial Notes for New Notes, you should carefully consider the risks and uncertainties described here and under the heading “Risk Factors” in the South Bow Annual MD&A and the South Bow AIF, each incorporated by reference in this prospectus. These risks and uncertainties are not the only ones applicable to an investment in the New Notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair the business operations of the Company or the Guarantors or an investment in the New Notes. If any such risks actually occur, an investment in the New Notes or the business, financial condition and operating results of the Company or the Guarantors could be materially harmed.

Risks Related to the New Notes and the Guarantees

Risks Relating to Existing Indebtedness

The Company and the Guarantors have substantial indebtedness, which could have important consequences to holders of the New Notes, including the following:

•

such indebtedness could make it more difficult for the Company and the Guarantors to satisfy their respective obligations with respect to their existing and future debt and other obligations, including their respective obligations under the New Notes and the Guarantees, as applicable;

•

the ability of the Company and the Guarantors to obtain additional financing for refinancing existing indebtedness, working capital, capital expenditures, debt service requirements, restructuring or general corporate purposes may be impaired by their respective indebtedness, which could be further exacerbated by volatility in the credit and equity markets or increases in interest rates. If funding is not available when needed, or is available only on unfavorable terms, the Company and the Guarantors may be unable to maintain or grow their respective businesses, refinance debt or otherwise take advantage of business opportunities or respond to competitive pressures;

•

the Company and the Guarantors will be required to use a substantial portion of their respective cash flows to pay their respective debt service costs, which will reduce the funds available to them for operations and other corporate purposes;

•	the flexibility of the Company and the Guarantors in planning for, or reacting to, changes in their respective businesses and operations may be limited; and

•

such level of indebtedness may make the Company and the Guarantors more vulnerable to economic downturns, increases in interest rates and/or adverse developments in their respective businesses or operations.

Structural Subordination

The New Notes will be our senior unsecured obligations and will rank equal in right of payment with all our existing and future senior indebtedness. Similarly, the Guarantees will rank equal in right of payment with all of the existing and future indebtedness of the Guarantors that is not expressly subordinated in right of payment thereto. The obligation to make payments of principal, premium, if any, and interest on the New Notes will be the sole obligation of the Company and the obligation to make payments pursuant to each Guarantee is the sole obligation of the applicable Guarantor.

We and the Guarantors are holding companies, which means essentially all of our respective assets are held at, and our respective revenue generating operations are conducted by, our respective subsidiaries. Our subsidiaries and those of the Guarantors are separate and distinct legal entities and they will have no obligation, contingent or otherwise, to pay any amounts due under the New Notes or the Guarantees, as applicable, or to make any funds available to pay such amounts, whether by dividend, distribution, loan or other payment. In the event of any insolvency, liquidation, reorganization, dissolution or other winding up of one of our subsidiaries or the subsidiaries of one of the Guarantors, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full of all amounts owed to them out of that subsidiary’s assets or the proceeds therefrom before we and, in turn, our creditors, or the Guarantors and, in turn, their creditors, as applicable, in each case, including holders of the New Notes, would be entitled to any payment from such assets or the proceeds therefrom. As a result, the New Notes and the Guarantees are effectively subordinated in right of payment to all indebtedness and other obligations and liabilities of our subsidiaries and those of the Guarantors, respectively. In addition, the Indenture governing the New Notes does not contain any limitation on the ability of our subsidiaries or those of the Guarantors to incur additional indebtedness and other liabilities.

For purposes of the preceding two paragraphs, references to “subsidiaries” in relation to a Guarantor excludes the Company and the other Guarantors.

Risks Relating to South Bow’s Corporate Structure

We and the Guarantors are holding companies and depend on dividends and other distributions from our respective subsidiaries. We and each of the Guarantors conduct substantially all our respective operations through subsidiaries, and those subsidiaries generate substantially all of our and the Guarantors’ respective operating incomes and cash flows. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet our and the Guarantors’ respective debt service obligations. Contractual provisions or laws, as well as such subsidiaries’ financial condition and operating requirements, may limit our ability and the ability of the Guarantors to obtain cash from our and the Guarantors’ respective subsidiaries that are required to pay our and the Guarantors’ respective debt service obligations, including any payments required to be made under the New Notes or the Guarantees, as applicable.

Effective Subordination to Secured Debt

The New Notes and the Guarantees will be senior unsecured obligations of the Company and the Guarantors, respectively. While the Indenture governing the New Notes places certain limitations on our ability, and the ability of the HoldCo Guarantor and South Bow to permit liens on their respective assets and engage in sale/lease-back transactions, there are exceptions to these limitations that allow us, the HoldCo Guarantor and South Bow to secure certain kinds of debt without equally and ratably securing the New Notes or the Guarantees, as applicable. The holders of any secured debt that we or the Guarantors may incur in the future would have claims with respect to the assets constituting collateral for such debt that are prior to the claims under the New Notes and the Guarantees, respectively. Upon an event of default and acceleration of any of our secured debt or the secured debt of the Guarantors, or in the event of our or any of the Guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing any of our secured debt or the secured debt of the Guarantors, respectively, will be available to make payments on the New Notes or the Guarantees, as applicable, only after all applicable secured debt has been paid in full. As a result, the holders of the New Notes may receive less ratably than the holders of any secured debt in the event of our or the Guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization. Accordingly, the New Notes and the Guarantees will be effectively subordinated to any secured debt we and the Guarantors, respectively, incur in the future to the extent of the value of the assets securing such debt. To the extent the value of the collateral is not sufficient to fully satisfy the secured debt, the holders of that secured debt would be entitled to share ratably with the holders of the New Notes and the holders of other unsubordinated claims with respect to any of our other assets and the other assets of the Guarantors, as applicable.

Lack of Restrictions on Additional Indebtedness

The terms of the Indenture do not limit our ability, or the ability of the Guarantors, to incur additional unsecured indebtedness that may rank equally in right of payment to the New Notes or the Guarantees, respectively. If we incur any additional indebtedness that ranks equally with the New Notes, the holder of that indebtedness will be entitled to share ratably with holders of the New Notes in any proceeds distributed in connection with any bankruptcy or other insolvency proceeding involving us. Similarly, if the Guarantors incur any additional indebtedness that ranks equally with the Guarantees, the holder of that indebtedness will be entitled to share ratably with holders of the New Notes in any proceeds distributed in connection with any bankruptcy or other insolvency proceeding involving the applicable Guarantors. This may have the effect of reducing the amount of any proceeds paid to you.

Lack of Active Trading Market

The New Notes will be a new issue of securities for which there is no established trading market and we do not intend to list the New Notes on any securities exchange or include the New Notes in any automated quotation system. Therefore, an active market for the New Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the New Notes. In such case, the holders of the New Notes may not be able to sell their New Notes at a particular time or at a favorable price. If a trading market were to develop, future trading prices of the New Notes may be volatile and will depend on many factors, including:

•	the number of holders of New Notes;

•	prevailing interest rates;

•	our credit ratings and the credit ratings of South Bow;

•	South Bow’s operating performance and financial condition;

•	the interest of securities dealers in making a market for the New Notes;

•	the market for similar securities; and

•	the overall condition of the financial markets and global and domestic economies.

Even if an active trading market for the New Notes develops, there is no guarantee that it will continue.

Risks Relating to Redemption

We have the right to redeem some or all of the New Notes prior to maturity, as described under “Description of the New Notes—Redemption”. We may redeem the New Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the New Notes.

Risks Relating to Credit Ratings

Any credit rating assigned to the New Notes may not reflect the potential impact of all risks related thereto, including those factors discussed elsewhere in this prospectus and other factors that may affect the value of the New Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the applicable rating agency at any time.

Any future lowering of our ratings would likely make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating assigned to the New Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your New Notes without a discount.

Risks Relating to Proposed and Recently Enacted Tax Legislation in Canada

Recent legislative amendments to the Canadian Tax Act included a 2% corporate level tax on the net value of equity repurchases by certain publicly-traded entities in Canada, effective for transactions that occur on or after January 1, 2024 (the “Equity Repurchase Tax”). The application of the Equity Repurchase Tax is subject to certain exceptions and anti-avoidance provisions. South Bow will continue to assess the potential application of the Equity Repurchase Tax as it may have an adverse impact on South Bow in relation to any future share buybacks.

Additionally, recent legislative amendments to the Canadian Tax Act limit, where applicable, the deductibility of certain interest and financing expenses, effective for taxation years beginning on or after October 1, 2023 (the “EIFEL Provisions”). South Bow will continue to assess the potential application of the EIFEL Provisions as they could affect South Bow’s business, financial condition and results of operations.

South Bow is subject to the examination of its tax returns and other tax matters by tax authorities. While South Bow believes that its tax filings positions are appropriate and supportable, it is possible that tax authorities may successfully challenge South Bow’s interpretations of tax legislation which may result in non-compliance or reassessment, or affect South Bow’s estimate of current and future income taxes, and have an adverse effect on the business, financial condition and results of operations of South Bow.

Risks Relating to U.S. Fraudulent Transfer Laws

The issuance of, and payments made under, the New Notes and the Guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, generally under such laws the incurrence of an obligation (such as under the New Notes or Guarantees) or the making of a payment or other transfer will be a fraudulent conveyance if: (a) we or any of the Guarantors, as applicable, incurred such obligation or made such payment with the intent of hindering, delaying or defrauding creditors; or (b) we or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for incurring such obligation or making such payment and, in the case of (b) only, one of the following is also true:

•	we or the applicable Guarantor were insolvent at the time of or rendered insolvent by reason of the incurrence of the obligation or the making of such payment;

•

the incurrence of the obligation or the making of such payment of the consideration left us or the applicable Guarantor, as the case may be, with an unreasonably small amount of capital to carry on our or its business, as applicable; or

•	we or the applicable Guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay them as they mature, as applicable.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, however, a court would consider an issuer or a guarantor insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than all of its property, at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent unliquidated liabilities, as they become absolute and matured; or

•	it could not pay its debts as they became due.

We cannot be certain as to the standards a court would use to determine whether or not we or the Guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the New Notes and the Guarantees would not be subordinated to the other debt of us or the Guarantors, respectively.

If the Guarantees were legally challenged, any Guarantee could also be subject to the claim that, since the Guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantors, the obligations of the Guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could thus void the obligations under the Guarantees or take other action detrimental to the holders of the New Notes. Further, the voiding of the Guarantees could result in an event of default with respect to our other debt and that of the Guarantors that could result in acceleration of such debt.

Each Guarantee contains a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent transfer. This provision may not be effective to protect the Guarantees from being voided under fraudulent transfer law, or may reduce or eliminate the Guarantor’s obligation to an amount that effectively makes the Guarantee worthless.

Payment on account of the New Notes may also be challenged as a fraudulent transfer or conveyance, although an equivalent reduction in debt generally constitutes reasonably equivalent value or fair consideration. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the New Notes.

Risks Relating to Canadian Bankruptcy, Insolvency and Restructuring Laws

Each of the Guarantors is organized under the laws of Canada and a portion of each Guarantor’s assets is located in Canada. The rights of the Trustees (as defined herein) to enforce remedies under the Indenture governing the New Notes could be delayed at common law or pursuant to the provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. In particular, remedies that otherwise would be available to the Trustees pursuant to specified events of default relating to the bankruptcy, insolvency, liquidation, dissolution or reorganization of us or any Guarantor may be delayed by virtue of a stay of proceedings, or may not be available at all if their exercise would have the effect of depriving our or a Guarantor’s insolvent estate of value. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal or plan of compromise and arrangement to be voted on by the various classes of its affected creditors. In addition, companies are able to restructure their affairs under the provisions of the applicable corporate statutes (in Alberta, the Business Corporations Act (Alberta) or the Canada Business Corporations Act); in such cases, courts have wide discretion to make any order they see fit to facilitate the goal of an orderly restructuring, which has been interpreted to include imposing a stay of proceedings which may delay or prohibit enforcement of claims by the Trustees in some circumstances.

A restructuring proposal, plan of compromise and arrangement, or plan of arrangement under either insolvency or corporate statute, if accepted by the requisite majorities of each affected class of creditors (or other stakeholders voting on such proposal or plan), and if approved by the relevant Canadian court, is normally binding on all creditors (or other stakeholders) within each affected class, including those creditors or stakeholders that did not vote to accept the proposal or plan. Moreover, such applicable legislation, in certain instances, will permit the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that any stay against proceedings remains in place.

The powers of the court under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and applicable corporate statutes, have been interpreted and exercised broadly so as to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the New Notes would be made during any proceedings in bankruptcy, insolvency, liquidation, dissolution or other reorganization, whether or when the Trustees could exercise its rights under the Indenture or whether and to what extent holders of the New Notes would be compensated for any delay in payment, if any, of principal, interest and costs, including the fees and disbursements of the Trustees.

Enforcement of Civil Liabilities

Each Guarantor is a corporation organized under the laws of Canada. Certain of the directors and officers of each Guarantor and some of the experts named in this prospectus reside principally in Canada. Because these persons are located outside the U.S., it may not be possible for you to effect service of process within the U.S. on these persons. Furthermore, it may not be possible for you to enforce against them, in the U.S., judgments obtained in U.S. courts, because all or a substantial portion of the assets of these persons are located outside the U.S. We have been advised by Blake, Cassels & Graydon LLP, our Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. would probably be enforceable in Canada, if, among other factors, the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. Therefore, it may not be possible to enforce those judgments against such persons.

Risks Related to the Exchange Offer

Transfer Restrictions Applicable to Initial Notes

Initial Notes that you do not tender or we do not accept will, following the exchange offer, continue to be subject to transfer restrictions, and you may not offer or sell them except pursuant to an exemption from, or in a transaction not subject to, the U.S. Securities Act and applicable state securities law. Following the exchange offer, if you do not tender your Initial Notes, you generally will not have any further registration rights, and your Initial Notes will be subject to such transfer restrictions for an indefinite period of time.

Lack of Liquidity for the Initial Notes Following the Exchange Offer

Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes for New Notes, we expect that the liquidity of the market for any Initial Notes remaining after the completion of the exchange offer will be substantially limited. In particular, any Initial Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Initial Notes outstanding. The extent of the market for Initial Notes and the availability of price quotations would depend upon a number of factors, including the number of holders of Initial Notes remaining outstanding and the interest of securities firms in maintaining a market in the Initial Notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float”, may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for Initial Notes that are not exchanged in the exchange offer may be affected adversely as Initial Notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the Initial Notes that are not exchanged more volatile.

Exchange Offer Procedures

We will issue New Notes in exchange for the Initial Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “Exchange Offer—Terms of the Exchange Offer—Conditions” and “Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering”. These procedures and conditions include timely receipt by the exchange agent of such Initial Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC). Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the Initial Notes. If you do not tender your Initial Notes or if we do not accept your Initial Notes because you did not tender your Initial Notes properly, then, after we consummate the exchange offer, you will continue to hold Initial Notes that are subject to their existing terms and transfer restrictions. Therefore, you should allow sufficient time to ensure timely delivery of the Initial Notes, and you should carefully follow the instructions on how to tender your Initial Notes.

Requirement to Deliver a Prospectus

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling,

SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the U.S. Securities Act. However, in some instances described in this prospectus under “Plan of Distribution”, you will remain obligated to comply with the registration and prospectus delivery requirements of the U.S. Securities Act to transfer your New Notes. In these cases, if you transfer any New Notes without delivering a prospectus meeting the requirements of the U.S. Securities Act or without an exemption from registration of your New Notes under the U.S. Securities Act, you may incur liability under the U.S. Securities Act. We do not and will not assume, or indemnify you against, this liability.

EXCHANGE OFFER

Terms of the Exchange Offer

Purpose and Effect of the Exchange Offer

On the Issue Date: (a) the Company issued and sold the Initial 2027 Notes, the Initial 2029 Notes and the Initial 2054 Notes; and (b) J.P. Morgan Securities LLC, in its capacity as selling securityholder, sold the Initial 2034 Notes. The Initial Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors. The Initial Notes and the Initial Guarantees were offered and sold on a private placement basis to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A and to “non-U.S. persons” outside the United States under Regulation S under the U.S. Securities Act, in each case, pursuant to exemptions from the registration requirements under the U.S. Securities Act. Consequently, the Initial Notes are subject to transfer restrictions under the U.S. Securities Act.

In connection with the Initial Notes Offering, the Company and the Guarantors entered into the Registration Rights Agreement with the initial purchasers of the Initial Notes. We are conducting the exchange offer to satisfy our obligations under the Registration Rights Agreement. The following summary of certain material terms of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Under the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC a registration statement covering an exchange offer for the Initial Notes and to use reasonable best efforts to have such registration statement declared effective by the SEC no later than 360 days after the closing of the Initial Notes Offering and to use reasonable best efforts to consummate the exchange offer within 60 days after that 360-day period. We will keep the exchange offer open for at least 30 days (or longer if required by law) after the date notice of the exchange offer is sent to holders of the Initial Notes. In accordance with the Registration Rights Agreement, this prospectus does not qualify the distribution of the New Notes under the securities laws of any province or territory of Canada. We are not required, and do not intend, to qualify the New Notes by prospectus in Canada, and accordingly the New Notes will be subject to applicable restrictions on resale in Canada.

Under the Registration Rights Agreement, the Company and the Guarantors are required to use their reasonable best efforts to keep any shelf registration statement filed pursuant thereto continuously effective until the earliest of: (i) the date when all the Initial Notes covered by such shelf registration statement can be sold to the public under Rule 144 under the U.S. Securities Act without regard to the volume limitations included therein and without regard to whether the Company is current in its Exchange Act filings (assuming they are not held by an affiliate of the Company or a Guarantor); and (ii) the date on which all the Initial Notes registered thereunder are disposed of in accordance therewith. A holder who sells Initial Notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the U.S. Securities Act in connection with such sales and will be required to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. In addition, each holder of the Initial Notes will be required to deliver information to be used in connection with any such shelf registration statement in order to have its Initial Notes included in such shelf registration statement.

For the purposes of the Registration Rights Agreement, “Transfer Restricted Securities” means each Initial Note and the Initial Guarantees thereof (collectively, the “Initial Securities”) until the earliest of:

•

the date on which such Initial Security has been exchanged in the exchange offer by a person other than a broker-dealer for a freely transferable New Note together with the Guarantees thereof (collectively, the “Exchange Securities”) evidencing the same indebtedness as the Initial Securities;

•

following the exchange by a broker-dealer in the exchange offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from the broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

•	the date on which such Initial Security has been disposed of in accordance with the shelf registration statement; or

•	the date on which such Initial Security shall cease to be outstanding.

The Registration Rights Agreement provides that if:

•	any registration statement required by the Registration Rights Agreement is not declared effective by the SEC on or prior to the applicable deadline set forth in the Registration Rights Agreement;

•	the exchange offer is not completed on or prior to the applicable deadline set forth in the Registration Rights Agreement; or

•

any registration statement has been declared effective but thereafter ceases to be effective or useable in connection with resales or exchanges of securities covered thereby during the periods specified in the Registration Rights Agreement without being succeeded immediately by an additional registration statement that is declared effective (each, a “Registration Default”), then the Company and the Guarantors have agreed to pay to each holder of Transfer Restricted Securities additional interest over and above the interest otherwise payable on the securities at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 0.50% per annum. We will not be required to pay additional interest for more than one Registration Default at any given time. All accrued additional interest shall be paid by the Company and the Guarantors in the same manner and at the same time as payments of interest.

Under certain circumstances described in the Registration Rights Agreement, we may delay the filing of or suspend the effectiveness of, or the holders’ ability to use, a shelf registration statement, and such delay or suspension will not alter the obligations of the Company and the Guarantors to pay additional interest upon the occurrence of a Registration Default.

Concurrent with the exchange offer, the Guarantor Party is making the Guarantor Party Exchange Offer to exchange the USD Guarantor Party Notes for an equivalent aggregate principal amount of new notes with terms that are substantially identical to the USD Guarantor Party Notes, except that such new notes will be registered under the U.S. Securities Act, will not contain restrictions on transfer or certain provisions relating to additional interest, will bear different CUSIP numbers and will not entitle their holders to registration rights.

General

We are offering to exchange:

•	Initial 2027 Notes for an equivalent aggregate principal amount of our New 2027 Notes;

•	Initial 2029 Notes for an equivalent aggregate principal amount of our New 2029 Notes;

•	Initial 2034 Notes for an equivalent aggregate principal amount of our New 2034 Notes; and

•	Initial 2054 Notes for an equivalent aggregate principal amount of our New 2054 Notes.

The terms of the New Notes and the terms of the Guarantees are substantially identical to the terms of the Initial Notes and the Initial Guarantees, respectively, except that: (a) the New Notes and the Guarantees will be registered under the U.S. Securities Act, and therefore will not contain restrictions on transfer; (b) the New Notes and the Guarantees will not contain certain provisions relating to additional interest; (c) the New Notes will bear different CUSIP numbers from the Initial Notes; and (d) the New Notes will not entitle their holders to registration rights.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New Notes will be issued in exchange for an equivalent aggregate principal amount of outstanding Initial Notes accepted in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all holders of Initial Notes as of the date of this prospectus. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange, nor is it conditioned in any way upon the Guarantor Party Exchange Offer. However, the obligation to accept Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under “—Conditions”.

Initial Notes shall be deemed to have been accepted as validly tendered when, as and if we have given written notice thereof to D.F. King & Co., Inc., the exchange agent. The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

Neither the Company, any Guarantor nor any of their affiliates have entered into any arrangement or understanding with any person who receives New Notes in the exchange offer to distribute those securities following the completion of the exchange offer. None of the Company or any Guarantor is aware of any person that will participate in the exchange offer with a view to distribute the New Notes.

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an “affiliate” of the Company or a Guarantor within the meaning of Rule 405 under the U.S. Securities Act) without compliance with the registration and prospectus delivery provisions of the U.S. Securities Act, provided that:

•	such New Notes are acquired in the ordinary course of business;

•	at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in, a distribution of such New Notes; and

•	such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and we cannot assure you that the staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

By tendering Initial Notes in exchange for New Notes and executing the letter of transmittal, each holder will represent to us that:

•	any New Notes to be received by it will be acquired in the ordinary course of business;

•	it has no arrangements or understandings with any person to participate in the distribution of the Initial Notes or New Notes within the meaning of the U.S. Securities Act; and

•	it is not an “affiliate,” as defined in Rule 405 under the U.S. Securities Act, of the Company or any Guarantor.

If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of New Notes. See “Plan of Distribution”. Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the U.S. Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the U.S. Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of the Company or a Guarantor to distribute the New Notes in connection with any resale of such New Notes. See “Plan of Distribution”.

Upon consummation of the exchange offer, any Initial Notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes who do not exchange their Initial Notes for New Notes in the exchange offer will no longer be entitled to registration rights or certain payments of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the U.S. Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the U.S. Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the Initial Notes.

Expiration Date; Extensions; Amendments; Termination

The expiration date shall be     , 2025 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended. The expiration date of the exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act.

To extend the expiration date, we will notify the exchange agent of any extension by written notice and will notify the holders of Initial Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement will state that we are extending the exchange offer for a specified period of time.

We expressly reserve the right:

•

to delay acceptance of any Initial Notes, to extend the exchange offer or to terminate the exchange offer and refuse to accept Initial Notes not previously accepted if any of the conditions set forth under “—Conditions” shall not have occurred and shall not have been waived prior to the expiration date, by giving written notice of such delay, extension or termination to the exchange agent; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment and we will extend the exchange offer for a period of five to ten business days, as required by the Exchange Act. Without limiting the manner in which we may choose to make public the announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Absence of Dissenter’s Rights of Appraisal

Holders of the Initial Notes do not have any dissenter’s rights of appraisal in connection with the exchange offer.

Procedures for Tendering

To tender your Initial Notes in the exchange offer, you must use one of the three alternative procedures described below:

(1)

Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the Initial Notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

(2)

Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your Initial Notes, if this procedure is available, into the exchange agent’s account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under “—Book-Entry Delivery Procedure” below, on or before 5:00 p.m., New York City time, on the expiration date.

(3)

Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedure” below.

The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to us. Delivery of all Initial Notes and other documents, including, if applicable, letters of transmittal, must be made to the exchange agent at its address set forth in “—Terms of the Exchange Offer—Exchange Agent”. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The tender by a holder of Initial Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (a) by a registered holder of Initial Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (b) for the account of an eligible institution.

If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, evidence, in a manner satisfactory to us, of their authority to so act must be submitted with such letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. We will not waive any condition of the exchange offer with respect to an individual holder unless we waive that condition for all holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, in our sole discretion, subject to the provisions of the Indenture pursuant to which the Initial Notes were issued:

•	to purchase or make offers for any Initial Notes that remain outstanding subsequent to the expiration date or, as described under “—Conditions”, to terminate the exchange offer;

•	to redeem Initial Notes as a whole, or in part, at any time and from time to time, as described under “Description of the New Notes—Optional Redemption”; and

•	to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the U.S. Securities Act and that it has not entered into any arrangement or understanding with the Company or the Guarantors, or an affiliate of the Company or a Guarantor, to distribute the New Notes in connection with any resale of such New Notes. See “Plan of Distribution”.

Acceptance of Initial Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, all Initial Notes properly tendered will be accepted promptly after the expiration date and the New Notes will be issued promptly after acceptance of the Initial Notes. See “—Conditions”. For purposes of the exchange offer, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given written notice thereof to the exchange agent.

For each Initial Note accepted for exchange, the holder of such Initial Note will receive a New Note having a principal amount equal to that of the surrendered Initial Note.

In all cases, issuance of New Notes in exchange for Initial Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	a book-entry confirmation of such Initial Notes into the exchange agent’s account at the applicable book-entry transfer facility;

•

a properly completed and duly executed letter of transmittal (or an agent’s message from a participant tendering Initial Notes that such participant has received and agrees to be bound by the terms of the letter of transmittal); and

•	any other required documents.

If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form), or credited to an account maintained with such book-entry transfer facility after the expiration or termination of the exchange offer.

Book-Entry Delivery Procedure

Any financial institution that is a participant in DTC’s systems may make book-entry deliveries of Initial Notes by causing DTC to transfer their Initial Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. To effectively tender Initial Notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program (“ATOP”). DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the Initial Notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the Initial Notes at DTC for purposes of the exchange offer.

A delivery of Initial Notes through a book-entry transfer into the exchange agent’s account at DTC will only be effective if an agent’s message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated in the letter of transmittal on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Holders of Initial Notes who are unable to make a book-entry delivery of their Initial Notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date may tender their Initial Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedure

If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which:

•	sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the principal amount of such Initial Notes;

•	states that the tender is being made thereby; and

•

guarantees that within three New York Stock Exchange (“NYSE”), trading days after the date of execution of the notice of guaranteed delivery, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the letter of transmittal or you must comply with the appropriate procedures of DTC’s ATOP system.

Any such notice of withdrawal must:

•	specify the name of the person having tendered the Initial Notes to be withdrawn;

•	identify the Initial Notes to be withdrawn, including the principal amount of such Initial Notes;

•

in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Initial Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustees with respect to the Initial Notes in the name of the person withdrawing the tender; and

•	specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with the book-entry transfer facility for the Initial Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering” and “—Book-Entry Delivery Procedure” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

We will complete the exchange offer only if:

(1)	there is no change in applicable law or the interpretation of the staff of the SEC which would reasonably be expected to impair our ability to proceed with the exchange offer;

(2)	there is no change in the current interpretation of the staff of the SEC which permits resales of the New Notes;

(3)

there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus forms a part or the qualification of the Indenture for the New Notes under the Trust Indenture Act of 1939, as amended and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

(4)

there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that in our judgment or in the opinion of our counsel would reasonably be expected to impair our ability to proceed with the exchange offer; and

(5)	we obtain all governmental approvals that we deem in our sole discretion necessary to complete the exchange offer.

These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such rights. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of the exchange offer. If we waive a condition to the exchange offer, the waiver will be applied equally to all holders of Initial Notes. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

If we determine that we may terminate the exchange offer because any of these conditions is not satisfied, we may:

(1)	refuse to accept and return to their holders any Initial Notes that have been tendered;

(2)	extend the exchange offer and retain all Initial Notes tendered before the expiration date, subject to the rights of the holders of these Initial Notes to withdraw their tenders; or

(3)

waive any condition that has not been satisfied and accept all properly tendered Initial Notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under the section in this prospectus entitled “— Expiration Date; Extensions; Amendments; Termination”.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and any notices of guaranteed delivery and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 848-2998

Email: southbow@dfking.com

If you deliver the letter of transmittal or the notice of guaranteed delivery to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The Company will bear the expenses of soliciting tenders pursuant to the exchange offer, including fees and expenses of the exchange agent and the Trustees and accounting, legal, printing and related fees and expenses. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.

We will pay all transfer taxes applicable to the exchange of Initial Notes pursuant to the exchange offer; provided, however, that if (a) New Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered; (b) tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal; or (c) a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

Holders of Initial Notes who do not exchange their Initial Notes for New Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer applicable to such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the U.S. Securities Act and applicable state securities laws. The Initial Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the U.S. Securities Act, pursuant to an exemption from registration under the U.S. Securities Act or in a transaction not subject to the registration requirements of the U.S. Securities Act, and in compliance with applicable state securities laws. We do not currently anticipate that we will register the Initial Notes under the U.S. Securities Act. To the extent that Initial Notes are tendered and accepted in the exchange offer, the trading market for any remaining Initial Notes will be adversely affected. See “Risk Factors — Lack of Liquidity for the Initial Notes Following the Exchange Offer”.

Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution”.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing New Notes, we will receive, in exchange, Initial Notes of like principal amount. Initial Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness and will evidence the same continuing indebtedness as the Initial Notes. We have agreed to bear all fees and expenses related to the exchange offer. No underwriter is being used in connection with the exchange offer.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since March 31, 2025. As we will realize no proceeds from the exchange offer, the completion of the exchange offer will have no material change on our consolidated capitalization.

PRIOR SALES

Other than the Initial Notes Offering, the Company has not sold or issued any U.S.$ denominated senior notes, or securities convertible into U.S.$ denominated senior notes, during the 12-month period prior to the date hereof.

EARNINGS COVERAGE

The following consolidated earnings coverage ratios of South Bow have been prepared and included in this prospectus in accordance with the disclosure requirements under Canadian securities laws and have been calculated for the twelve-month period ended December 31, 2024, based on audited financial information, and for the twelve-month period ended March 31, 2025, based on unaudited financial information. The earnings coverage ratios set out below do not purport to be indicative of earnings coverage ratios for any future periods.

Adjustments for issuances, repayments or other retirements of financial liabilities subsequent to December 31, 2024 or March 31, 2025, as applicable, would not materially affect the relevant earnings coverage ratio set out below and, as a result, have not been made.

	Twelve Month Period Ended December 31, 2024	Twelve Month Period Ended March 31, 2025
Earnings coverage ratio(1)	2.1x	2.0x

Note:

(1)

Earnings coverage is equal to profit or loss attributable to the shareholders before borrowing costs and income taxes divided by borrowing costs (including capitalized costs) and obligations on all financial liabilities.

South Bow’s borrowing cost requirements amounted to approximately U.S.$389 million for the twelve-month period ended December 31, 2024 and U.S.$381 million for the twelve-month period ended March 31, 2025. South Bow’s profit or loss attributable to the shareholders before borrowing costs and income tax was approximately U.S.$806 million for the twelve-month period ended December 31, 2024 and U.S.$764 million for the twelve-month period ended March 31, 2025, which are 2.1 times and 2.0 times South Bow’s borrowing cost requirements for such periods, respectively.

SUMMARY FINANCIAL INFORMATION

The following tables contain summary financial information for the Company as at and for the twelve months ended December 31, 2024 and 2023 and as at and for the three months ended March 31, 2025 and 2024, presented with separate columns for each of the following: (a) South Bow; (b) the Company; (c) the Holdco Guarantor and the Guarantor Party, on a combined basis; (d) the subsidiaries of South Bow other than the Company, the Holdco Guarantor and the Guarantor Party (collectively, the “Other South Bow Subsidiaries”), on a combined basis; (e) consolidating adjustments; and (f) total consolidated amounts.

As at and for the three months ended March 31, 2025 and 2024(1),(2):

(in millions of U.S. dollars)	South Bow		Company		Holdco Guarantor and Guarantor Party (combined)		Other South Bow Subsidiaries		Consolidating Adjustments(3)		Total Consolidated Amounts
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Revenue	—	—	—	—	(1)	—	3,129	3,854	(2,631)	(3,310)	498	544
Net income (loss)	(2)	—	(81)	(51)	(30)	(20)	212	215	(124)	(103)	88	112

Current assets	12	—	—	41	81	126	3,248	2,307	(1,181)	1,106	2,067	3,413
Non-current assets	2,177	—	6,560	1,470	2,360	923	25,370	19,180	(16,262)	(9,851)	9,108	9,329
Current liabilities	101	—	758	174	277	165	1,709	2,519	(102)	55	1,607	2,574
Non-current liabilities	—	—	7,704	3,235	2,533	1,856	3,289	2,100	3,679	4,989	6,968	7,089

As at and for the twelve months ended December 31, 2024 and 2023(1),(2):

(in millions of U.S. dollars)	South Bow		Company		Holdco Guarantor and Guarantor Party (combined)		Other South Bow Subsidiaries		Consolidating Adjustments(3)		Total Consolidated Amounts
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenue	—	—	5	—	1	—	10,409	12,301	(8,289)	(10,296)	2,120	2,005
Net income (loss)	—	—	(176)	(136)	162	(594)	1,562	(3,395)	(1,246)	3,387	316	442

Current assets	10	—	—	—	102	119	3,230	1,623	(1,032)	991	2,198	2,614
Non-current assets	2,281	—	6,560	1,470	2,341	900	25,502	19,236	(16,371)	(9,818)	9,131	9,418
Current liabilities	101	—	677	81	151	170	1,932	2,056	(171)	19	1,761	2,075
Non-current liabilities	—	—	7,704	3,235	2,516	1,847	3,286	2,100	3,672	5,017	6,958	7,117

Notes:

(1)

The information in this table has been prepared in accordance with securities regulatory requirements and has not been audited or the subject of a review by the Company’s auditor. For the purposes of this consolidating summary financial information, investments in subsidiaries are accounted for using the equity method.

(2)

Prior to the Spinoff Transaction, revenue and net income (loss) reported in this table were revenue and net income (loss) as recorded by TC Energy for the entities that were reorganized to form the consolidated financial information of South Bow subsequent to the Spinoff Transaction. Accordingly, references to Other South Bow Subsidiaries, Consolidating Adjustments and Total Consolidated Amounts in this table include combining entities and entities that were not consolidated with South Bow prior to the Spinoff Transaction but were necessary to include in the table for comparative purposes.

(3)

This column includes the necessary adjustments to eliminate the intercompany balances from South Bow, the Company, the Holdco Guarantor, the Guarantor Party and other subsidiaries of South Bow to arrive at the information for South Bow on a consolidated basis.

DESCRIPTION OF THE NEW NOTES

The Company will issue the New Notes under the base indenture among the Company, the Guarantors party thereto, The Bank of New York Mellon, as U.S. trustee (the “U.S. Trustee”), and Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), dated as of August 1, 2023, as supplemented by one or more supplemental indentures among the Company, the Guarantors, the Trustees, and, solely for the limited purposes described therein, TCPL, creating the Notes and setting forth the specific terms of the Notes (as so supplemented, the “Indenture”).

As used in this Description of the New Notes, unless otherwise indicated or the context otherwise requires, references to “we”, “us”, “our” and the “Company” refer only to South Bow USA Infrastructure Holdings LLC.

This description is a summary of the material provisions of the New Notes and the Indenture. This description does not restate those instruments in their entirety. You should refer to the New Notes and the Indenture for a complete description of our obligations and your rights.

General

The New Notes will constitute four separate series of our debt securities under the Indenture and will be issued in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Accordingly, Initial Notes may be exchanged only in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

We may, from time to time, without notice to or consent of the holders of the New Notes of any series, issue additional New Notes of such series and any such additional New Notes shall form a single series under the Indenture with the New Notes of such series issued pursuant to the exchange offer. Any such additional New Notes shall have the same form and terms as the New Notes of such series issued pursuant to the exchange offer (other than the offering price, the date of issuance and, if applicable, the date from which interest thereon shall begin to accrue and the first interest payment date); provided that if any such additional New Notes are not fungible with the existing New Notes for U.S. federal income tax purposes, such additional New Notes will have a separate CUSIP number. The registered holder of a New Note will be treated as the owner of it for all purposes.

Principal, Maturity and Interest Rate

The Company issued the Initial 2027 Notes initially with a maximum aggregate principal amount of U.S.$700,000,000, the Initial 2029 Notes initially with a maximum aggregate principal amount of U.S.$1,000,000,000, the Initial 2034 Notes initially with a maximum aggregate principal amount of U.S.$1,250,000,000 and the Initial 2054 Notes initially with a maximum aggregate principal amount of U.S.$700,000,000 and will issue the New 2027 Notes, the New 2029 Notes, the New 2034 Notes and the New 2054 Notes, respectively, in such amounts as are tendered for exchange pursuant to this prospectus.

The New 2027 Notes will mature on September 1, 2027, the New 2029 Notes will mature on October 1, 2029, the New 2034 Notes will mature on October 1, 2034 and the New 2054 Notes will mature on October 1, 2054 (each such date, a “maturity date”). The New Notes will be subject to redemption at our option as described below under “— Redemption”.

The New 2027 Notes will bear interest at 4.911% per annum, the New 2029 Notes will bear interest at 5.026% per annum, the New 2034 Notes will bear interest at 5.584% per annum and the New 2054 Notes will bear interest at 6.176% per annum. Interest on the New 2027 Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2025, to the persons in whose names the New 2027 Notes are registered at the close of business on the preceding February 15 or August 15, respectively, whether or not a business day. Interest on the New 2029 Notes, the New 2034 Notes and the New 2054 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2025, to the persons in whose names the applicable New Notes are registered at the close of business on the preceding March 15 or September 15, respectively, whether or not a business day. Interest on the New Notes will be paid to, but excluding, the relevant interest payment date.

On the first interest payment date following the exchange, holders of New Notes will receive interest for the period from and including the last interest payment date on which interest was paid on the applicable Initial Notes; provided that holders of Initial Notes who become holders on or after the record date for such interest payment date and who participate in the exchange will receive interest from and including such interest payment date. No additional or other interest relating to such period will be paid to such holders.

Interest on the New Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. If a payment date for the payment of principal or interest on any New Note falls on a day that is not a business day, such payment shall be made on the next succeeding business day, and no interest shall accrue for the intervening period.

Ranking

The New Notes will be our senior unsecured obligations and will rank equal in right of payment with all our existing and future senior indebtedness. The New Notes will rank senior in right of payment to all our future indebtedness that is expressly subordinated in right of payment to the New Notes. The New Notes will be effectively subordinated to all of our future secured indebtedness, to the extent of the value of the assets securing that indebtedness. In addition, the New Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which are distinct legal entities having no obligation to pay any amounts in respect of the New Notes or to make funds available for such purpose.

The New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors but will not be guaranteed by any of our other affiliates or subsidiaries. The Guarantees will rank senior in right of payment to all of the indebtedness of the Guarantors that is expressly subordinated in right of payment to the Guarantees, will rank equal in right of payment with all of the existing and future indebtedness of the Guarantors that is not so subordinated and will be effectively subordinated to any secured indebtedness of the Guarantors, to the extent of the value of the assets securing such indebtedness. In addition, the Guarantees will be structurally subordinated to all existing and future indebtedness and other liabilities of the Guarantors’ subsidiaries that do not guarantee the New Notes.

As of March 31, 2025, South Bow had total consolidated senior debt of U.S.$4.632 billion and total consolidated junior subordinated debt of U.S.$1.087 billion.

Guarantees

The payment of principal, interest and all other monetary obligations of ours under the New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The Guarantor Party shall be released from its obligations under the New Notes (other than any contribution obligation that may have previously arisen) (a) upon defeasance of the New Notes pursuant to the Indenture, (b) upon the full satisfaction of our obligations under the Indenture or (c) upon the sale or other disposition (including by way of consolidation or merger) of the Guarantor Party, following which the Guarantor Party is no longer a direct or indirect Subsidiary of any Person of which we are a direct or indirect Subsidiary.

No Listing

The New Notes are new issues of securities with no established trading market. We do not intend to apply for the listing or trading of the New Notes on any securities exchange or trading facility or for inclusion of the New Notes in any automated quotation system.

Redemption

Optional Redemption

We may, at our option, redeem the New Money Notes, in whole or from time to time in part, at any time prior to the Par Call Date at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a)(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the New Money Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (A) 20 basis points in the case of New 2027 Notes, (B) 25 basis points in the case of New 2029 Notes and (C) 35 basis points in the case of New 2054 Notes, less (ii) interest accrued to the redemption date, and (b) 100% of the principal amount of the New Money Notes of such series to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

The New 2034 Notes are not redeemable on or prior to August 1, 2028. We may, at our option, redeem the New 2034 Notes, in whole or from time to time in part, after August 1, 2028 and prior to the Par Call Date (as defined below) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a)(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the New 2034 Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (ii) interest accrued to the redemption date, and (b) 100% of the principal amount of the New 2034 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

We may, at our option, redeem the New Notes, in whole or from time to time in part, at any time, on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of such New Notes being redeemed plus accrued and unpaid interest thereon to such redemption date.

“Par Call Date” means (a) August 1, 2027 (one month prior to the maturity date) in the case of the New 2027 Notes, (b) September 1, 2029 (one month prior to the maturity date) in the case of the New 2029 Notes, (c) July 1, 2034 (three months prior to the maturity date) in the case of the New 2034 Notes and (d) April 1, 2054 (six months prior to the maturity date) in the case of the New 2054 Notes.

“Treasury Rate” means, with respect to any redemption date in respect of the New Notes of any series, the yield determined by us in accordance with the following two paragraphs:

(a)

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(b)

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Redemption Following a Tax Event

We may, at our option, redeem the New Notes of any series, in whole but not in part, at any time upon not less than 10 days’ but not more than 60 days’ written notice to the holders, subject to the terms described in the first paragraph under “— Redemption Procedures” below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for redemption (a “Tax Redemption Date”), premium, if any, and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if we determine that we or a Guarantor making payments under or with respect to the New Notes or the Guarantee are, or on the next date on which any amount would be payable in respect of the New Notes of such series or the Guarantee, as applicable, would be obligated to pay Additional Amounts in respect of the New Notes of such series or the Guarantee, as applicable, pursuant to the terms and conditions thereof, which we or a Guarantor, as applicable, cannot avoid by the use of reasonable measures available to us, including making payment through a payment agent or another Guarantor located in another jurisdiction (but not including, for the avoidance of doubt, us or any Guarantor changing or moving jurisdictions), as a result of:

(a)

any change in, or amendment to, the laws or any regulations or rulings promulgated thereunder of any Relevant Taxing Jurisdiction (as defined herein) affecting taxation which becomes effective on or after the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the issuance date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture; or

(b)

any change in, or amendment to, the official application, administration, or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction, including by virtue of a holding, judgment, or order by a court of competent jurisdiction or change in published practice or revenue guidance, on or after the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant

Taxing Jurisdiction until after the issuance date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (each of the foregoing clauses (a) and (b), a “Change in Tax Law”), provided that we will also deliver to the U.S. Trustee an opinion of counsel stating that we would be obligated to pay Additional Amounts as a result of a Change in Tax Law.

Notwithstanding the foregoing, we may not redeem any New Notes under such provisions if the Change in Tax Law obliging us to pay Additional Amounts was (a) officially announced by the Relevant Taxing Jurisdiction’s tax authority or a court, including, for the avoidance of doubt, an announcement by or on behalf of the Minister of Finance (Canada) or any provincial or territorial counterpart or (b) validly enacted into law by the Relevant Taxing Jurisdiction, in each case, prior to the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the issuance date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture.

Such provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.

Redemption Procedures

If less than all the New Notes of a series are to be redeemed and the New Notes of such series are in the form of global securities, the U.S. Trustee shall select the New Notes of such series to be redeemed in accordance with the applicable procedures of the depositary or, if the New Notes of such series are not in the form of global securities, the U.S. Trustee shall select the New Notes of such series to be redeemed by lot. Notice of redemption will be mailed or otherwise delivered at least 10 days but not more than 60 days before the redemption date to each registered holder of the New Notes of any series to be redeemed. Once notice of redemption is delivered, the New Notes of any series called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described above under “— Optional Redemption”, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption.

Any redemption may be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the redemption notice shall include a description of such conditions and if applicable, shall state that, in our discretion, the redemption date may be delayed until such time (including more than 90 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded or modified in the event that any or all such conditions are not satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

We may at any time and from time to time purchase the New Notes of any series in the open market or otherwise, in each case, without any restriction under the Indenture. We are not required to make mandatory redemption or sinking fund payments with respect to any of the New Notes.

Events of Default

An “event of default” occurs with respect to the New Notes of each series upon the occurrence of any one of the following events:

(a)

a default in the payment of any interest on such New Notes when it becomes due and payable, and such default continues for a period of 30 days (unless the entire amount of such payment is deposited by us with the U.S. Trustee or with a paying agent prior to the expiration of such period of 30 days);

(b)	a default in the payment of the principal of, or premium, if any, on, any such New Notes when due at stated maturity or by declaration of acceleration, call for redemption or repurchase or otherwise;

(c)

we or a Guarantor default in the performance of or breach any applicable covenant or warranty in the Indenture for the benefit of such New Notes, which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to us and the Guarantors by either Trustee (with a copy to the other Trustee) or to us, the Guarantors and the Trustees by the holders of at least 25% in principal amount of the outstanding New Notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(d)

we or a Guarantor pursuant to or within the meaning of any Bankruptcy Law: (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us or it, as applicable, in an involuntary case, (iii) consent to the appointment of a Custodian of us or it, as applicable, or for all or substantially all of our or its, as applicable, property, (iv) make a general assignment for the benefit of our or its, as applicable, creditors, or (v) generally are unable to pay our or its, as applicable, debts as the same become due;

(e)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against us or a Guarantor in an involuntary case, (ii) appoints a Custodian of us or a Guarantor, in each case, for all or substantially all of our or its, as applicable, property, or (iii) orders the liquidation of us or a Guarantor, and, in any such case, the order or decree remains unstayed and in effect for 60 days;

(f)	any Guarantee ceases to be in full force and effect, other than in accordance with the terms of such Guarantee, or a Guarantor denies or disaffirms its obligations under such Guarantee; or

(g)

(i) we, any Guarantor or any of our or their respective Principal Subsidiaries defaults (which default has not been waived or cured) under any obligation to repay when due outstanding Debt (other than Non-Recourse Debt and other than in respect of such New Notes) in excess of U.S.$250,000,000; or (ii) we, any Guarantor or any of our or their respective Principal Subsidiaries defaults (which default has not been waived or cured) under any Debt (other than Non-Recourse Debt and other than in respect of such New Notes) in excess of U.S.$250,000,000 and as a result of such default, the requirement to repay such Debt has been accelerated upon exercise of any right of a creditor or otherwise; and, in the case of (i) or (ii), such default continues uncured for a period of 30 days after there has been given, by registered or certified mail, to us and the Guarantors by either Trustee (with a copy to the other Trustee) or to us, the Guarantors and the Trustees by the holders of at least 25% in principal amount of the outstanding New Notes of such series a written notice specifying such default and stating that such notice is a “Notice of Default” under the Indenture.

Remedies

An event of default for a series of the New Notes will not necessarily constitute an event of default for any other series of debt securities issued under the Indenture, and an event of default for any such other series of debt securities will not necessarily constitute an event of default for any series of the New Notes.

If an event of default described in clauses (a), (b), (f) or (g) above occurs and is continuing, then, and in each and every such case, either the U.S. Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes of each such affected series then outstanding (each such series voting as a separate class) by notice in writing to us and the Guarantors (and to the U.S. Trustee if given by noteholders), may declare the entire principal of all of the New Notes of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an event of default described in clause (c) above occurs and is continuing, then, either the U.S. Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes of all of the series affected thereby then outstanding (treated as one class) by notice in writing to us and the Guarantors (and to the U.S. Trustee if given by noteholders), may declare the entire principal (or, if the securities are discount securities, such portion of the principal amount as may be specified in the terms of such securities) of all of the New Notes of such series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.

If an event of default described in clauses (d) or (e) above occurs and is continuing, then the principal amount of all the New Notes then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the U.S. Trustee or any securityholder.

Notice of Default

The Indenture provides that if a default or event of default occurs and is continuing thereunder with respect to the New Notes of the applicable series, and a responsible officer of the U.S. Trustee has been provided with written notification of such default or event of default (with a copy to the Canadian Trustee), the Trustees shall give each holder of the New Notes of such series notice of such default or event of default as and to the extent provided by the Trust Indenture Legislation. Except in the case of a default or event of default in payment of principal, premium, if any, of or interest on the New Notes of the applicable series or in payment of any redemption obligation, the Trustees may withhold the notice if and so long as: (a) they reasonably believe in good faith that withholding the notice is in the best interests of the holders of the New Notes of such series; and (b) they inform us and Guarantors in writing.

Consolidation, Merger and Sale of Assets

Neither we nor any Guarantor shall consolidate with or merge into, or convey, transfer or lease all or substantially all of our or its, as applicable, properties and assets to, any Person (a “successor person”), unless:

(a)

we or such Guarantor shall be the continuing Person or the successor Person (if other than us or such Guarantor) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or of Canada or any province or territory thereof and expressly assumes our or such Guarantor’s obligations on the New Notes and under the Indenture pursuant to a supplemental indenture; and

(b)	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

The successor Person formed by such consolidation or into which we or a Guarantor is merged or to which such transfer or lease is made shall succeed to and be substituted for, and may exercise our or such Guarantor’s, as applicable, rights and powers under the Indenture with the same effect as if such successor Person had been named as the “Issuer” or “Guarantor”, as applicable, under the Indenture, and thereafter the predecessor Person shall be relieved of all obligations and covenants under the Indenture, the New Notes and/or the Guarantee, as applicable, and in the event of such conveyance or transfer, any such predecessor Person may be dissolved and liquidated.

There is a limited body of case law interpreting the phrase “substantially all” and there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of our or a Guarantor’s properties and assets.

Covenants

Limitation on Liens

Neither the Company, the HoldCo Guarantor nor the Parent Guarantor shall, nor shall any such Person permit any of its Principal Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) upon any Principal Property or upon any capital stock of any Principal Subsidiary, whether owned on the date hereof or thereafter acquired, to secure any of our Debt or any Debt of the HoldCo Guarantor, the Parent Guarantor or any other Person (other than the New Notes), without in any such case making effective provisions whereby all of the outstanding New Notes are secured equally and ratably with, or prior to, such Debt so long as such Debt is so secured.

Any lien created to secure the New Notes equally and ratably to such Debt pursuant to the preceding paragraph shall be automatically and unconditionally released and discharged upon the release and discharge of each of the liens triggering the requirements of the preceding paragraph.

Notwithstanding the foregoing, each of us, the HoldCo Guarantor and the Parent Guarantor may, and may permit our or its, as applicable, Subsidiaries to, create, assume, incur, or suffer to exist without securing the New Notes (a) any Permitted Lien or (b) any lien upon any Principal Property or capital stock of a Principal Subsidiary to secure Debt of us, the HoldCo Guarantor, the Parent Guarantor or any other Person, provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens under this clause (b), together with all Attributable Debt from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (a) through (d) set forth below), does not exceed 15% of Consolidated Net Tangible Assets (as defined herein) of the Parent Guarantor or, if there is no Parent Guarantor, the HoldCo Guarantor.

Sale and Leaseback Transactions

Neither the Company, the HoldCo Guarantor nor the Parent Guarantor shall, nor shall any such Person permit any of its Principal Subsidiaries to, engage in the sale or transfer of any Principal Property to a Person (other than us, the HoldCo Guarantor, the Parent Guarantor or a Subsidiary of any such Person) and the taking back by us or our Principal Subsidiary, the HoldCo Guarantor or its Principal Subsidiary or the Parent Guarantor or its Principal Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(a)

such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(b)	the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(c)

we, the HoldCo Guarantor, the Parent Guarantor or such Principal Subsidiary, as applicable, would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Debt from such Sale-Leaseback Transaction without equally and ratably securing the New Notes; or

(d)

we, the HoldCo Guarantor, the Parent Guarantor or such Principal Subsidiary, as applicable, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale-Leaseback Transaction to (i) the prepayment, repayment, redemption, reduction or retirement of any Debt of us or any of our Subsidiaries, the HoldCo Guarantor or any of its Subsidiaries or the Parent Guarantor or any of its Subsidiaries, as applicable, that is not subordinated to the New Notes or any Guarantee, or (ii) the investment in another Principal Property.

Notwithstanding the foregoing, we, the HoldCo Guarantor or the Parent Guarantor may, and may permit any Principal Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (a) through (d) above, provided that the Attributable Debt from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the New Notes) secured by liens other than Permitted Liens upon Principal Properties, does not exceed 15% of Consolidated Net Tangible Assets of the Parent Guarantor or, if there is no Parent Guarantor, the HoldCo Guarantor.

Reports; Financial Information

The Parent Guarantor shall, so long as any New Notes are outstanding, furnish to the U.S. Trustee, within 15 days after the Parent Guarantor is required to file the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Parent Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act and otherwise comply with the provisions of Section 314(a) of the TIA; provided, that in each case the delivery of materials to the U.S. Trustee by electronic means shall be deemed “furnished” to the U.S. Trustee for purposes of this covenant.

If the Parent Guarantor is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and so long as any New Notes are outstanding, the Parent Guarantor shall file with the U.S. Trustee, within 15 days after it would have been required to file the same with the SEC, annual and interim financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and an annual management’s discussion and analysis of financial condition and results of operations, in each case comparable to that which the Parent Guarantor would have been required to include in such annual reports, information, documents or other reports if the Parent Guarantor had been subject to the requirements of Section 13 or Section 15(d) of the Exchange Act.

If the Parent Guarantor is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Parent Guarantor shall furnish to all holders of New Notes, beneficial owners of New Notes, and bona fide prospective purchasers of New Notes, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the U.S. Securities Act.

Notwithstanding the foregoing, (a) such forms and information shall be deemed provided to the U.S. Trustee pursuant to the first two paragraphs of this covenant if such forms and information have been (i) filed by the Parent Guarantor or us (as applicable) with the SEC and are publicly available or (ii) made publicly available on our website or the website of our parent company, and (b) if there is no Parent Guarantor, references to the Parent Guarantor in the first three paragraphs of this covenant shall be deemed to refer to the Holdco Guarantor. Upon receipt of such reports, the U.S. Trustee shall, while such reports are current, maintain custody of same and make same available for inspection by holders on their reasonable request. No obligation shall rest with the U.S. Trustee to analyze such reports or evaluate the performance of the Parent Guarantor, the Holdco Guarantor or us as indicated therein, in any manner whatsoever.

In the case of the Parent Guarantor, so long as the Parent Guarantor is a foreign private issuer, none of the above reporting requirements shall be construed to require such financial statements or reports that would not otherwise be required to be filed by foreign private issuers subject to the multijurisdictional disclosure system.

Credit Rating

We shall use reasonable efforts to maintain credit ratings from at least two “nationally recognized statistical rating organizations” (within the meaning of Section 3(a)(62) under the Exchange Act) but not a specific rating (it being understood and agreed that “reasonable efforts” shall in any event include the payment by us of customary rating agency fees and reasonable cooperation with information and data requests by a nationally recognized statistical rating organization, in connection with their ratings process).

No Financial Covenants

The Indenture contains no financial or other similar restrictive covenants with respect to the New Notes.

Event Risk

Except for the limitations described above under “— Limitation on Liens” and “— Sale and Leaseback Transactions”, neither the Indenture nor the New Notes will afford holders of the New Notes protection in the event of a highly leveraged transaction involving us or the Guarantors or will contain any restrictions on the amount of additional indebtedness that we or any of our subsidiaries may incur.

Amendments and Waivers

Amendments to the Indenture may be made, pursuant to a supplemental indenture, by the Company, the Guarantors and the Trustees with the written consent of the holders of a majority in principal amount of the New Notes of each series affected thereby then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the securities of such series). However, without the consent of each holder of an affected New Note, no amendment may, among other things:

(a)	extend the final maturity of any New Note;

(b)	reduce the principal amount thereof, or premium thereon, if any;

(c)	reduce the rate or extend the time of payment of interest thereon;

(d)	reduce any amount payable on redemption thereof;

(e)

make the principal thereof (including any amount in respect of original issue discount), or premium thereon, if any, or interest thereon payable in any coin or currency other than that provided in the New Notes of such series or in accordance with the terms thereof;

(f)	impair or affect the right of any holder to institute suit for the payment thereof when due or, if provided therefor, any right of repayment at the option of the holder; or

(g)

reduce the percentage of principal amount of New Notes of such series which is required to consent for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture.

The holders of not less than a majority in principal amount of the outstanding New Notes of any series may on behalf of the holders of all the New Notes of such series waive any past default with respect to the New Notes of such series and its consequences, except a default in the payment of the principal of or interest on the New Notes of such series (provided, however, that the holders of a majority in principal amount of the outstanding New Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Without the consent of any holder of New Notes, the Company, the Guarantors and the Trustees may amend the Indenture in order to:

(a)	convey, transfer, assign, mortgage or pledge to the U.S. Trustee as security for the New Notes any property or assets;

(b)	comply with covenants in the Indenture described above under the heading “— Consolidation, Merger and Sale of Assets”;

(c)

add to the covenants of the Company and/or the Guarantors such further covenants, restrictions, conditions or provisions as the Company, the Guarantors and the Trustees shall consider to be for the protection of the holders of the New Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the Trustees upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the New Notes to waive such an event of default;

(d)

evidence the succession of another Person to the Company or a Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Company or such Guarantor, as applicable, in the Indenture and in the New Notes and/or the Guarantee, as applicable;

(e)	add a guarantor or permit any Person to guarantee the obligations under the New Notes;

(f)	cure any ambiguity, mistake, defect or inconsistency;

(g)	provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the Indenture;

(h)	conform to any provision of the “Description of the New Notes” section of this prospectus;

(i)

evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(j)	provide for uncertificated notes in addition to or in place of certificated notes;

(k)	make any change that does not materially adversely affect the rights of any holder; and

(l)	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act (as defined herein).

Additional Amounts

All payments that the Company or any Guarantor, as applicable, makes under or with respect to the New Notes of any series or a Guarantor makes under or with respect to the Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction, unless withholding or deduction is then required by law. If the Company, a Guarantor or any other applicable withholding agent as applicable, is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the New Notes of any series and/or the Guarantee in respect thereof, the Company or such Guarantor, as the case may be, will (i) make such withholding or deduction as required by applicable law, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) pay to each holder of the New Notes of such series such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each holder or beneficial owner of the New Notes of such series after such withholding or deduction, including any withholding or deduction attributable to the Additional Amounts, will be not less than the amount the holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

However, no Additional Amounts will be payable in respect or on account of:

(a)

any Taxes that would not have been imposed or levied but for a present or former direct or indirect connection, including citizenship, nationality, residence, domicile, incorporation, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within such Relevant Taxing Jurisdiction, between such holder or beneficial owner, or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation, and the Relevant Taxing Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of the New Notes of any series, the receipt of payments under or with respect to the New Notes of any series, or the exercise or enforcement of rights under or with respect to the New Notes of any series, any Guarantee or the Indenture;

(b)

any Taxes that are imposed, deducted or withheld by reason of the failure of the holder or beneficial owner of the New Notes to comply with any certification, documentation, or identification information, or other reporting requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction, including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction, but, in each case, only to the extent that (i) the holder or beneficial owner, as the case may be, is legally eligible to provide such certification and (ii) at least 30 calendar days before the relevant date on which payment under or with respect to the New Note of such series is due and payable, the Company or a Guarantor (or any other Person through whom payment may be made) has provided notice that compliance with any certification or identification requirements is required;

(c)	any estate, inheritance, gift, sales, value-added, excise, transfer, personal property or similar Taxes;

(d)	any Taxes which are payable otherwise than by deduction or withholding from payments made under or with respect to the New Notes of any series;

(e)

any Canadian withholding Taxes paid or payable by reason of (i) the holder, beneficial owner or other recipient of the amount not dealing at arm’s length with the Company or a Guarantor for the purposes of the Canadian Tax Act (as defined herein), (ii) the holder or beneficial owner being, or not dealing at arm’s length with, a “specified shareholder” of the Company or a Guarantor for the purposes of subsection 18(5) of the Canadian Tax Act, (iii) the holder or beneficial owner being a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act) in respect of the Company or a Guarantor, or (iv) Taxes imposed, levied, collected, assessed or withheld by or within Canada or any political subdivision thereof or therein with respect to payments made by the Company or a Guarantor to the extent that such payments are in respect of services rendered in Canada;

(f)

any Taxes imposed with respect to any payment on a New Note to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, settlor, member or beneficial owner directly held the New Note of any series;

(g)

any Taxes that would not have been so imposed, deducted or withheld if the beneficial owner or holder of the payment had presented the New Notes for payment within 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the beneficial owner or holder would have been entitled to Additional Amounts had the New Notes been presented on the last day of such 30-day period);

(h)

any Taxes that are imposed or levied on or with respect to a New Note presented for payment on behalf of a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant New Note to another paying agent in a Relevant Taxing Jurisdiction;

(i)

any Taxes to the extent such Taxes are directly attributable to the failure of the holder or beneficial owner to qualify for an exemption from U.S. federal withholding Tax with respect to payments of interest pursuant to an applicable income tax treaty to which the United States is a party or pursuant to the “portfolio interest” exemption as defined in Section 871(h) or 881(c), as applicable, of the Code (as defined herein), in each case, as such treaty or section was in effect on the issuance date (determined without regard to the requirement that such holder or beneficial owner provide the applicable IRS Form W-8); or

(j)

any Taxes imposed pursuant to Sections 1471 to 1474 of the Code as of the issuance date (and any amended or successor version thereof that is substantially comparable), any treaty, law, regulations, rule or other official guidance thereunder or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreements) entered into in connection with the implementation of such Sections of the Code.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the above items.

At least 30 calendar days prior to each date on which any payment under or with respect to the New Notes of any series is due and payable, if the Company or a Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the New Notes of such series is due and payable, in which case it will be promptly thereafter, the Company or such Guarantor, as the case may be, will deliver to the U.S. Trustee an officer’s certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information, other than the identities of holders and beneficial owners, necessary to enable the U.S. Trustee or paying agent to pay such Additional Amounts to holders and beneficial owners on the relevant payment date. The U.S. Trustee will make such payments in the same manner as any other payments on the New Notes of such series. The Company or the applicable Guarantor, as the case may be, will provide the U.S. Trustee with documentation reasonably satisfactory to the U.S. Trustee evidencing payment of such Additional Amounts.

The Company or the applicable Guarantor, as the case may be, will take reasonable efforts to furnish to the U.S. Trustee or a holder within a reasonable time certified copies of tax receipts or other evidence of the payment by the Company or such Guarantor, as the case may be, of any Taxes imposed or levied by a Relevant Taxing Jurisdiction.

The Company or the applicable Guarantor, as the case may be, will pay any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest, additions to tax and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the receipt of any payment under or with respect to the New Notes of any series, the execution, issue, delivery or registration of the New Notes of such series or the Indenture or any other document or instrument referred to thereunder and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the New Notes of such series or the Indenture or any such other document or instrument following the occurrence of any event of default with respect to the New Notes of such series. The Company or the applicable Guarantor, as the case may be, will not, however, pay such amounts that are imposed on or result from a sale or other transfer or disposition by a holder or beneficial owner of a New Note of such series.

Whenever in the Indenture or this Description of the New Notes there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any New Note or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized, incorporated or otherwise resident or engaged in or carrying on business for tax purposes and any political subdivision or taxing authority or agency thereof or therein.

“Relevant Taxing Jurisdiction” means the United States, Canada or any other jurisdiction in which the Company or the applicable Guarantor is incorporated, organized or otherwise resident or engaged in or carrying on business for tax purposes or from or through which the Company or the applicable Guarantor makes any payment on the New Notes of such series, or by any political subdivision or taxing authority or agency thereof or therein.

“Taxes” means any present or future tax, duty, levy, impost, assessment or other governmental charges in the nature of a tax, including penalties, interest and other liabilities related thereto.

Defeasance and Discharge

We may discharge our obligations to holders of New Notes of any series that have not already been delivered to the Trustees for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the Trustees cash or U.S. government obligations as trust funds, in an amount sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the New Notes of such series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustees equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustees on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the Trustees at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption.

We may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding New Notes of a series and provisions of the Indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

(a)

we irrevocably deposit with the Trustees cash or U.S. government obligations as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding New Notes of such; provided, that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustees equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the Trustees on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the Trustees at least two business days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b)

we deliver to the Trustees (i) an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the New Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the IRS issued, or a change in U.S. federal income tax law, and (ii) an opinion of counsel from a nationally recognized law firm or a ruling issued by the CRA, in each case, to the effect that the beneficial owners of the New Notes of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to federal, provincial or territorial income or other tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c)	no default or event of default with respect to the New Notes of such series shall have occurred and be continuing on the date of deposit; and

(d)	we deliver to the Trustees an officer’s certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Although we may discharge or defease our obligations under the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Concerning the Trustees

The Indenture contains certain limitations on the rights of the U.S. Trustee and the Canadian Trustee should it become our creditor. However, if the U.S. Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. If the Canadian Trustee acquires a conflicting interest or material conflict of interest within the meaning of Canadian Trust Indenture Legislation, the Canadian Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Canadian Trust Indenture Legislation and the Indenture.

If an event of default has occurred and is continuing, each Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Subject to such provisions, the Trustees are not under any obligation to exercise any of the rights or powers vested in them under the Indenture at the request, order or direction of any of the holders of New Notes pursuant to the provisions of the Indenture, unless such holder shall have offered to such Trustee security or indemnity satisfactory to such Trustee against the costs, expenses, losses and liabilities which may be incurred therein or thereby.

The Bank of New York Mellon is the U.S. Trustee under the Indenture and Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), is the Canadian Trustee under the Indenture. The U.S. Trustee’s address is 240 Greenwich Street, 7th Floor East New York, New York 10286 and the Canadian Trustee’s address is 100 University Ave, 8th Floor, Toronto, Ontario M5J 2Y1.

No Personal Liability of Directors, Officers and Employees

Our directors, officers and employees will not have any personal liability for our obligations under the Indenture or the New Notes. Each holder of New Notes, by accepting a New Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the New Notes.

Governing Law

The Indenture and the New Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Book-Entry System

We have obtained the information in this section concerning DTC and its book-entry systems and procedures from DTC, but we take no responsibility for the accuracy of this information. In addition, the description in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

The New Notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede &

Co. (DTC’s nominee). You may hold your interests in the global notes through DTC either as a participant in DTC or indirectly through organizations that are participants in DTC.

So long as DTC or its nominee is the registered owner of the global securities representing the New Notes, DTC or such nominee will be considered the sole owner and holder of the New Notes for all purposes of the New Notes and the Indenture. Except as provided below, owners of beneficial interests in the New Notes will not be entitled to have the New Notes registered in their names, will not receive or be entitled to receive physical delivery of the New Notes in definitive form and will not be considered the owners or holders of the New Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustees pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a New Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of New Notes.

The Depository Trust Company

DTC will act as securities depositary for the New Notes. The New Notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us as follows: DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants. Access to the DTC system is also available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, New Notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

Purchases of New Notes under DTC’s system must be made by or through direct participants, who will receive a credit for the New Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the New Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the New Notes, except in the event that use of the book-entry system for the New Notes is discontinued.

To facilitate subsequent transfers, all New Notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of New Notes with DTC and their registration in the name of Cede & Co. do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such New Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Euroclear and Clearstream

If the depositary for a global debt security is DTC, you may hold interests in the global debt security through Clearstream Banking, société anonyme, which we refer to as “Clearstream”, or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear”, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books. Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system. We have obtained the foregoing information concerning Euroclear and Clearstream from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Book-Entry Format

Under the book-entry format, the Trustees will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the Trustees under the Indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the New Notes to owners of beneficial interests in the New Notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the New Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the New Notes on your behalf. We, the underwriters and the Trustees under the Indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. We, the underwriters and the Trustees under the Indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to, or payments made on account of, beneficial ownership interests in the New Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The Trustees will not recognize you as a holder under the Indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a New Note if one or more of the direct participants to whom the New Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the New Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge New Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your New Notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the New Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’ s consenting or voting rights to those direct participants to whose accounts the New Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has agreed to the foregoing procedures in order to facilitate transfers of the New Notes among its participants. However, DTC is under no obligation to perform or continue to perform those procedures, and may discontinue those procedures at any time.

Certain Definitions

Set forth below are certain defined terms used in this Description of the New Notes. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Attributable Debt” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Bankruptcy Law” means title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangements Act (Canada) or other applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law.

“business day” means, with respect to any of the New Notes, each day that is not (a) a Saturday, (b) a Sunday, (c) a day on which banking institutions in New York City, New York or Calgary, Alberta, are not required by any applicable law or regulation to be open or (d) a day on which the Corporate Trust Office of a Trustee is closed for business.

“Canadian Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties and obligations of trustees under trust indentures and of bodies corporate issuing or guaranteeing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to the Indenture, and at the date hereof includes the applicable provisions of the Loan and Trust Corporations Act (Alberta), the Trust and Loan Companies Act (Canada) and the Canada Business Corporations Act and any statute that may be substituted therefor, as from time to time amended, and any other statute of Canada or a province thereof, including the regulations under any such statute.

“Consolidated Net Tangible Assets” of any Person means, at any date of determination, the total amount of assets of such Person and its consolidated Subsidiaries after deducting therefrom:

(a)

all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt); and

(b)

the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of such Person and its consolidated Subsidiaries for such Person’s most recently completed fiscal quarter, prepared in accordance with GAAP.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” of any person as of any date means, without duplication, all indebtedness of such person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments and any guarantee of the foregoing.

“Non-Recourse Debt” means any indebtedness, liability or other obligations (including Purchase Money Obligations), and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another Person and, in each case, incurred or assumed to finance or refinance the creation, construction, development or acquisition, directly or indirectly, of assets and any increases in or extensions, renewals or refunding of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof (or any agent, trustee, receiver or other Person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations) or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets directly or indirectly created, constructed, developed or acquired in respect of which such indebtedness, liabilities and obligations have been incurred or assumed and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral or proceeds arising from or connected with the assets directly or indirectly created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Permitted Lien” means:

(a)	liens upon rights-of-way for pipeline purposes;

(b)

easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of the Company and its Subsidiaries, the HoldCo Guarantor and its Subsidiaries or the Parent Guarantor and its Subsidiaries, as applicable;

(c)

rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of the Company, the HoldCo Guarantor, the Parent Guarantor or any Subsidiary or the use thereof or the rights and interests of the Company, the HoldCo Guarantor, the Parent Guarantor or any Subsidiary therein, in any manner under any and all laws;

(d)

rights reserved to the grantors of any properties of the Company, the HoldCo Guarantor, the Parent Guarantor or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(e)

any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not more than 60 days past due or which is being contested at the time by the Company, the HoldCo Guarantor, the Parent Guarantor or any of their Subsidiaries in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(f)

any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(g)

liens for taxes and assessments which are (i) for the then-current year, (ii) not at the time delinquent, or (iii) delinquent but the validity or amount of which is being contested at the time by the Company, the HoldCo Guarantor, the Parent Guarantor or any of their Subsidiaries in good faith by appropriate proceedings;

(h)	liens of, or to secure performance of, leases, other than capital leases;

(i)	any lien in favor of the Company, the HoldCo Guarantor, the Parent Guarantor or any Subsidiary;

(j)	any lien upon any property or assets of the Company, the HoldCo Guarantor, the Parent Guarantor or any Subsidiary in existence on the date of the initial issuance of the New Notes;

(k)

any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(l)

liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute debt; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(m)

any lien upon any property or assets created at the time of acquisition of such property or assets by the Company, the HoldCo Guarantor, the Parent Guarantor or any of their Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of, or within one year after the date of such acquisition;

(n)

any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(o)

any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Company, the HoldCo Guarantor, the Parent Guarantor or any of their Subsidiaries and any lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary of the Company, the HoldCo Guarantor or the Parent Guarantor by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such person at the time such person becomes a Subsidiary;

(p)

liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested at the time by the Company, the HoldCo Guarantor, the Parent Guarantor or any of their Subsidiaries in good faith by appropriate proceedings, and liens which secure a judgment or other court-ordered award or settlement as to which the Company, the HoldCo Guarantor, the Parent Guarantor or the applicable Subsidiary has not exhausted its appellate rights;

(q)	any lien which secures Non-Recourse Debt or Purchase Money Obligations;

(r)

any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (a) through (q) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Company, the HoldCo Guarantor, the Parent Guarantor or their Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(s)

any other liens of a nature similar to the foregoing which do not secure debt of, or guaranteed by, the Company, the HoldCo Guarantor, the Parent Guarantor or any Subsidiary and which do not materially impair the use of the property subject thereto or the operation of the business of the Company, the HoldCo Guarantor, the Parent Guarantor or such Subsidiary or the value of such property for the purpose of such business; or

(t)

any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of the Company, the HoldCo Guarantor, the Parent Guarantor or any of their Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means, whether owned or leased on the date hereof or thereafter acquired: any pipeline assets, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of crude oil, natural gas, refined petroleum products, natural gas liquids and petrochemicals, except, in the case of any of the foregoing, (a) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and (b) any such assets which, in the opinion of our board of managers, as evidenced by a board resolution of our board of managers, the board of directors of the HoldCo Guarantor, as evidenced by a board resolution of the HoldCo Guarantor, or the board of directors of the Parent Guarantor, as evidenced by a board resolution of the Parent Guarantor, as applicable, are not material in relation to the activities of us and our Subsidiaries, taken as a whole, the HoldCo Guarantor and its Subsidiaries, taken as a whole, or of the Parent Guarantor and its Subsidiaries, taken as a whole, as applicable.

“Principal Subsidiary” means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Purchase Money Obligation” means any Debt or monetary obligation created or assumed as part of the purchase price of real or tangible personal property, and other property (including intangible property) related to such real or tangible personal property, whether or not secured, and any extensions, renewals or refundings of any such Debt or obligation, provided that the principal amount of such Debt or obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any lien given in respect of such Debt or obligation shall not extend to any property other than the property acquired in connection with which such Debt or obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and all proceeds thereof.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Indenture Legislation” means the TIA and the Canadian Trust Indenture Legislation.

PLAN OF DISTRIBUTION

Each broker-dealer who holds Initial Notes that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or a Guarantor), may exchange such Transfer Restricted Securities under the exchange offer.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer in exchange for Initial Notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an “underwriter” within the meaning of the U.S. Securities Act and, therefore, must deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resales, offers to resell or other transfers of the New Notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed to use their reasonable best efforts to keep the registration statement of which this prospectus forms a part continuously effective, supplemented and amended to the extent necessary to ensure that it is available to any broker-dealer for use in connection with any such resale for a period ending the earlier of (a) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective; and (b) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the U.S. Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the U.S. Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act.

For a period of 180 from the date on which the registration statement of which this prospectus forms a part is declared effective (or shorter as provided for above), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents at any time during such 180-day period.

This prospectus does not qualify the New Notes for public distribution under the securities laws of any province or territory of Canada.

The New Notes will constitute a new issue of securities with no established trading market. We do not intend to apply to list any New Notes on any securities exchange or any automated quotation system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of Initial Notes for New Notes pursuant to the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating to the exchange offer. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities or arrangements and investors therein, U.S. holders holding the Initial Notes or that will hold the New Notes through non-U.S. brokers or other non-U.S. intermediaries, regulated investment companies, real estate investment trusts, U.S. expatriates, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, insurance companies, dealers in securities or currencies, traders in securities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Initial Notes or the New Notes being taken into account in an applicable financial statement, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts, controlled foreign corporations, passive foreign investment companies, and persons holding the Initial Notes or that will hold the New Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax, the alternative minimum tax and the Medicare tax.

The exchange of an Initial Note for a New Note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any taxable gain or loss upon the receipt of a New Note pursuant to the exchange offer, your holding period for a New Note will include the holding period of the Initial Note exchanged therefor, your adjusted tax basis in a New Note will be the same as the adjusted tax basis in the Initial Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning and disposing of an Initial Note will continue to apply to the New Note received in exchange therefor. Holders who did not purchase the Initial Notes at original issuance for cash at their original offering price should consult their own tax advisors with respect to the U.S. federal income tax considerations associated with owning and disposing of a New Note.

HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE CONSIDERATIONS RELATING TO OWNING AND DISPOSING OF NEW NOTES.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of certain material Canadian federal income tax considerations generally applicable to holders of Initial Notes who, as beneficial owners, exchange Initial Notes for New Notes pursuant to the exchange offer and who, at all relevant times, for the purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) and any applicable income tax treaty or convention (i) are not, and are not deemed to be, resident in Canada, (ii) hold the Notes as capital property, (iii) are entitled, as beneficial owners, to receive all payments made in respect of the Notes (including all principal and interest), (iv) deal at arm’s length with the Company, any subsidiary or successor, the Guarantors, the initial purchasers, and with any transferees resident in Canada to whom the holders dispose of Notes, (v) are neither “specified shareholders” of the Company nor persons who do not deal at arm’s length with “specified shareholders” of the Company for purposes of the “thin capitalization” rules contained in the Canadian Tax Act, (vi) do not use or hold, and are not deemed to use or hold, the Notes in, or in connection with, a trade or business carried on, or deemed to be carried on, in Canada, (vii) are not insurers that carry on an insurance business in Canada and elsewhere within the meaning of the Canadian Tax Act and (viii) are not “authorized foreign banks” as defined in the Canadian Tax Act. Holders who satisfy all of the foregoing requirements are referred to as “Holder” or “Holders” in this summary of Canadian federal income tax considerations, and this summary only addresses such Holders.

This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder and on our understanding of the current published administrative and assessing practices and policies of the Canada Revenue Agency. This summary takes into account all specific proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”). This summary is not exhaustive of all Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate possible changes in the law or in administrative or assessing practices and policies whether by legislative, regulatory, administrative or judicial action. This summary does not take into account foreign (i.e. non-Canadian) tax considerations or Canadian local, provincial or territorial tax considerations, which may vary significantly from the Canadian federal income tax considerations described herein. No assurance can be given that the Proposed Amendments will be enacted as proposed or at all.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules contained in section 18.4 of the Canadian Tax Act to a Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act) with respect to the Holder or in respect of which the Holder is a “specified entity”, (ii) that disposes of a Note under, or in connection with, a “structured arrangement” (as defined in subsection 18.4(1) of the Canadian Tax Act), or (iii) in respect of which the Company is a “specified entity”. Such Holder should consult their own tax advisors.

The exchange of the Initial Notes for New Notes by a Holder pursuant to the exchange offer should not, in and of itself, give rise to capital gain or loss for the purposes of the Canadian Tax Act.

Under the Canadian Tax Act, interest, principal or premium, if any, paid or credited, or deemed to be paid or credited, by the Company to a Holder on the Notes, and any proceeds of disposition received by a Holder on the disposition of a Note including on redemption or repayment at maturity, will be exempt from Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Canadian Tax Act by a Holder on interest, principal, discount or premium, or on the proceeds received by a Holder on the disposition of a Note including on redemption or payment on maturity, solely as a consequence of the acquisition, holding or disposition (including on redemption or repayment at maturity) of the Notes.

Each of these summaries under the sections “U.S. Federal Income Tax Considerations” and “Canadian Federal Income Tax Considerations” is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder, (including a “Holder” as defined above), and no representation is made with respect to the tax consequences to any particular holder. Accordingly, all holders should consult their own tax advisors for advice with respect to the tax considerations relevant to them having regard to their particular circumstances.

EXPERTS

In connection with the audit of the South Bow Annual Financial Statements, KPMG LLP confirmed that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Company and South Bow under all relevant U.S. professional and regulatory standards.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for us by White & Case LLP. Certain legal matters relating to Canadian law will be passed upon for us by Blake, Cassels & Graydon LLP.

As of the date of this prospectus, the partners and associates of White & Case LLP and Blake, Cassels & Graydon LLP, each as a group, own directly or indirectly, less than 1% of any class of outstanding securities of South Bow.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with or furnished to the SEC as part of the registration statement of which this prospectus forms a part:

•	The documents listed as being incorporated by reference in this prospectus under the heading “Incorporation of Certain Documents by Reference”;

•	The organizational documents of the Company and the Guarantors;

•	The Indenture;

•	The Registration Rights Agreement;

•	Opinions and consents of counsel;

•	Consent of KPMG LLP;

•	The subsidiaries of South Bow;

•	Powers of attorney (included on the signature pages of the registration statement);

•	The statement of eligibility of the Trustees on Form T-1;

•	The form of letter of transmittal;

•	The form of notice of guaranteed delivery;

•	The form of letter to clients;

•	The form of letter to nominees; and

•	The filing fees table.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in the Province of Alberta provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. The securities legislation further provides a purchaser with remedies for rescission or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of Alberta. The purchaser should refer to any applicable provisions of the securities legislation of the Province of Alberta for the particulars of these rights or consult with a legal advisor.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

South Bow Corporation, South Bow Infrastructure Holdings Ltd. and South Bow Canadian Infrastructure Holdings Ltd. are incorporated under the laws of Canada

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer of such corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such individual for the costs, charges and expenses of any such proceeding. The corporation may not indemnify the individual, and any advance of moneys must be repaid by the individual, unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such indemnification and advances may be made in connection with a derivative action only with court approval. Such individual is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described above if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set forth above.

The by-laws of each of South Bow Corporation, South Bow Infrastructure Holdings Ltd. and South Bow Canadian Infrastructure Holdings Ltd. (the “F-10 Registrants” and each, a “F-10 Registrant”), indemnify current and former directors and officers or a person who acts or acted at the F-10 Registrant’s request as a director or officer and such director or officer’s heirs and legal representatives, to the extent permitted by the CBCA, as set forth above, and without limit to the right of the F-10 Registrant to indemnify any person under the CBCA or otherwise, in connection with any civil, criminal, administrative, investigative or other proceeding to which such director or officer is made a party by reason of being or having been a director or officer, to the fullest extent permitted by the CBCA. Accordingly, South Bow Corporation has entered into indemnification agreements with each of its directors and executive officers providing such individuals, in their capacities as directors and/or officers of South Bow Corporation and any subsidiaries of South Bow Corporation (including South Bow Infrastructure Holdings Ltd. and South Bow Canadian Infrastructure Holdings Ltd.), as applicable, with rights to indemnification and expense advancement to the fullest extent permitted under law. South Bow Corporation also maintains directors’ and officers’ liability insurance which insures each F-10 Registrant’s directors and officers and subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling each F-10 Registrant pursuant to the foregoing provisions, the F-10 Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Public Utilities Act and is therefore unenforceable.

F-10 II-1

EXHIBITS TO FORM F-10

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

F-10 II-2

FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

Each F-10 Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement, each F-10 Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of any F-10 Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

F-10 III-1

FORM F-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned F-10 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 18th day of June, 2025.

SOUTH BOW CORPORATION

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta Title: Senior Vice-President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Bevin Wirzba, Van Dafoe and Lori M. Muratta as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statements pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bevin Wirzba Bevin Wirzba	Director, President and Chief Executive Officer (Principal Executive Officer)	June 18, 2025

/s/ Van Dafoe Van Dafoe	Senior Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2025

/s/ Hal Kvisle Hal Kvisle	Director and Board Chair	June 18, 2025

F-10 III-2

/s/ Chansoo Joung Chansoo Joung	Director	June 18, 2025

/s/ George Lewis George Lewis	Director	June 18, 2025

/s/ Leonard Mallett Leonard Mallett	Director	June 18, 2025

/s/ Bob Phillips Bob Phillips	Director	June 18, 2025

/s/ Sonya Reed Sonya Reed	Director	June 18, 2025

/s/ Shannon Ryhorchuk Shannon Ryhorchuk	Director	June 18, 2025

/s/ Mary Pat Salomone Mary Pat Salomone	Director	June 18, 2025

/s/ Frances Vallejo Frances Vallejo	Director	June 18, 2025

/s/ Don Wishart Don Wishart	Director	June 18, 2025

F-10 III-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned F-10 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 18th day of June, 2025.

SOUTH BOW INFRASTRUCTURE HOLDINGS LTD.

By:	/s/ Kate Fischer
Name: Kate Fischer Title: Corporate Secretary

F-10 III-4

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jennifer M. Geggie, Van Dafoe, and Kate Fischer, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statements pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Van Dafoe Van Dafoe	Vice-President (Principal Executive Officer)	June 18, 2025

/s/ Kevin B. Engel Kevin B. Engel	Director (Principal Financial and Accounting Officer)	June 18, 2025

/s/ Jennifer M. Geggie Jennifer M. Geggie	President	June 18, 2025

/s/ Mark Yeomans Mark Yeomans	Director	June 18, 2025

F-10 III-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned F-10 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 18th day of June, 2025.

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

By:	/s/ Kate Fischer
Name: Kate Fischer Title: Corporate Secretary

F-10 III-6

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jennifer M. Geggie, Van Dafoe and Kate Fischer, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statements pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jennifer M. Geggie Jennifer M. Geggie	President and Director (Principal Executive Officer)	June 18, 2025

/s/ Van Dafoe Van Dafoe	Vice-President (Principal Financial and Accounting Officer)	June 18, 2025

/s/ Kevin B. Engel Kevin B. Engel	Director	June 18, 2025

/s/ Mark Yeomans Mark Yeomans	Director	June 18, 2025

F-10 III-7

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of each of South Bow Corporation, South Bow Infrastructure Holdings Ltd. and South Bow Canadian Infrastructure Holdings Ltd. in the United States, on June 18, 2025 in Houston, Texas.

SOUTH BOW USA SERVICES INC.

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta Title: Vice-President

F-10 III-8

FORM S-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware Registrant

South Bow USA Infrastructure Holdings LLC (the “S-4 Registrant”) is organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Amended and Restated Limited Liability Company Agreement (the “LLCA”) of the S-4 Registrant generally provides for the indemnification of shareholders, members, directors, officers or employees (each, a “Covered Person”) of the S-4 Registrant to the fullest extent permitted by the DLLCA, provided however, each Covered Person are generally not entitled to indemnification for losses arising as a result of fraud, bad faith or willful misconduct, gross negligence, or a violation of applicable securities laws.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

Item 22. Undertakings.

(a) The S-4 registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Form S-4 registrant pursuant to the foregoing provisions set forth in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The Form S-4 registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the responding to the request.

(d) The Form S-4 registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of disclosure included in the registration statement when it became effective.

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FORM S-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned S-4 Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 18th day of June, 2025.

SOUTH BOW USA INFRASTRUCTURE HOLDINGS LLC

By:	/s/ Kate Fischer
Name: Kate Fischer Title: Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Blaine Trout, Gary Salsman, and Lori M. Muratta, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statements pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Prior	President and Director (Principal Executive Officer)	June 18, 2025
Richard J. Prior

/s/ Blaine Trout	Vice-President and Director (Principal Financial and Accounting Officer)	June 18, 2025
Blaine Trout

/s/ Gary Salsman	Director	June 18, 2025
Gary Salsman

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INDEX TO EXHIBITS

Exhibits to Form F-10

Exhibit No.

1.1	Form of Letter of Transmittal (included in Exhibit 99.1 to Form S-4).

1.2	Form of Notice of Guaranteed Delivery (included in Exhibit 99.2 to Form S-4).

3.1	Registration Rights Agreement dated as of August 28, 2024 among South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC), as Issuer, South Bow Infrastructure Holdings Ltd. (formerly known as 15142083 Canada Ltd.) and South Bow Canadian Infrastructure Holdings Ltd., as Guarantors, and J.P. Morgan Securities LLC and RBC Capital Markets, LLC as representatives of the several initial purchasers named therein, to which South Bow Corporation became party pursuant to a joinder agreement (included as Exhibit 4.4 to Form S-4).

4.1	Annual Information Form of South Bow Corporation, dated as of March 5, 2025, for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.1 to South Bow Corporation’s Form 40-F filed on March 6, 2025).

4.2	Audited consolidated financial statements of South Bow Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, the related notes thereto, and the auditor’s report thereon (incorporated by reference to Exhibit 99.2 to South Bow Corporation’s Form 40-F filed on March 6, 2025).

4.3	Management’s Discussion and Analysis of financial condition and results of operations of South Bow Corporation as of and for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.3 to South Bow Corporation’s Form 40-F filed on March 6, 2025).

4.4	Management Information Circular of South Bow Corporation dated March 27, 2025 for the annual meeting of shareholders of South Bow Corporation held on May 15, 2025, (incorporated by reference to Exhibit 99.1 to South Bow Corporation’s Form 6-K furnished on April 14, 2025).

4.5	Unaudited interim consolidated financial statements of South Bow Corporation as of and for the three months ended March 31, 2025 and 2024 and the related notes thereto (incorporated by reference to Exhibit 99.2 to South Bow Corporation’s Form 6-K filed on May 15, 2025).

4.6	Management’s Discussion and Analysis of financial condition and results of operations of South Bow Corporation as of and for the three months ended March 31, 2025 and 2024 (incorporated by reference to Exhibit 99.1 to South Bow Corporation’s Form 6-K filed on May 15, 2025).

5.1	Consent of White & Case LLP (included in Exhibit 23.2 to Form S-4).

5.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 23.3 to Form S-4).

5.3	Consent of KPMG LLP (included in Exhibit 23.1 to Form S-4).

*6.1	Powers of Attorney of South Bow Corporation, South Bow Infrastructure Holdings Ltd. and South Bow Canadian Infrastructure Holdings Ltd. (included in signature pages to Form F-10).

7.1	Base Indenture, dated as of August 1, 2023, among South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC), as Issuer, South Bow Infrastructure Holdings Ltd. (formerly known as 15142083 Canada Ltd.) and South Bow Canadian Infrastructure Holdings Ltd. (formerly known as 15142121 Canada Ltd.), as Guarantors, Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), as the Canadian Trustee and The Bank of New York Mellon, as the United States Trustee (included as Exhibit 4.1 to Form S-4).

7.2	Third Supplemental Indenture, dated as of August 28, 2024, among South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC), as Issuer, South Bow Infrastructure Holdings Ltd. (formerly known as 15142083 Canada Ltd.) and South Bow Canadian Infrastructure Holdings Ltd., as Guarantors, Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), as the Canadian Trustee and The Bank of New York Mellon as the United States Trustee (included as Exhibit 4.2 to Form S-4).

7.3	Fourth Supplemental Indenture, dated as of October 1, 2024, among South Bow USA Infrastructure Holdings LLC , as Issuer, South Bow Infrastructure Holdings Ltd., South Bow Canadian Infrastructure Holdings Ltd. and South Bow Corporation, as Guarantors, Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), as the Canadian Trustee and The Bank of New York Mellon as the United States Trustee (included as Exhibit 4.3 to Form S-4).

*107	Filing Fee Table.

*	Filed herewith.

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Exhibits to Form S-4

Exhibit No.

*3.1	Restated Certificate and Articles of Incorporation of South Bow Corporation.

*3.2	Bylaws of South Bow Corporation.

*3.3	Certificate and Articles of Incorporation of South Bow Infrastructure Holdings Ltd.

*3.4	Certificate of Amendment to the Articles of Incorporation of South Bow Infrastructure Holdings Ltd.

*3.5	Bylaws of South Bow Infrastructure Holdings Ltd.

*3.6	Amended Bylaws of South Bow Infrastructure Holdings Ltd.

*3.7	Certificate and Articles of Incorporation of South Bow Canadian Infrastructure Holdings Ltd.

*3.8	Certificate of Amendment to the Articles of Incorporation of South Bow Canadian Infrastructure Holdings Ltd.

*3.9	Bylaws of South Bow Canadian Infrastructure Holdings Ltd.

*3.10	Amended Bylaws of South Bow Canadian Infrastructure Holdings Ltd.

*3.11	Certificate of Formation of South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC).

*3.12	Certificate of Formation Amendment of South Bow USA Infrastructure Holdings LLC.

*3.13	Amended and Restated Limited Liability Company Agreement of South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC).

*3.14	Amendment to the Amended and Restated Limited Liability Company Agreement of South Bow USA Infrastructure Holdings LLC.

*4.1	Base Indenture, dated as of August 1, 2023, among South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC), as Issuer, South Bow Infrastructure Holdings Ltd. (formerly known as 15142083 Canada Ltd.) and South Bow Canadian Infrastructure Holdings Ltd. (formerly known as 15142121 Canada Ltd.), as Guarantors, Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), as the Canadian Trustee and The Bank of New York Mellon, as the United States Trustee.

*4.2	Third Supplemental Indenture, dated as of August 28, 2024, among South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC), as Issuer, South Bow Infrastructure Holdings Ltd. (formerly known as 15142083 Canada Ltd.) and South Bow Canadian Infrastructure Holdings Ltd., as Guarantors, Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), as the Canadian Trustee and The Bank of New York Mellon as the United States Trustee.

*4.3	Fourth Supplemental Indenture, dated as of October 1, 2024, among South Bow USA Infrastructure Holdings LLC, as Issuer, South Bow Infrastructure Holdings Ltd. , South Bow Canadian Infrastructure Holdings Ltd. and South Bow Corporation, as Guarantors, Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada), as the Canadian Trustee and The Bank of New York Mellon as the United States Trustee.

*4.4	Registration Rights Agreement dated as of August 28, 2024 among South Bow USA Infrastructure Holdings LLC (formerly known as 6297782 LLC), as Issuer, South Bow Infrastructure Holdings Ltd. (formerly known as 15142083 Canada Ltd.) and South Bow Canadian Infrastructure Holdings Ltd., as Guarantors, and J.P. Morgan Securities LLC and RBC Capital Markets, LLC as representatives of the several initial purchasers named therein, to which South Bow Corporation became party pursuant to a joinder agreement.

*5.1	Opinion of White & Case LLP.

*5.2	Opinion of Blake, Cassels & Graydon LLP.

*21.1	Subsidiaries of South Bow Corporation.

*23.1	Consent of KPMG LLP.

*23.2	Consent of White & Case LLP (included as part of its opinion filed in Exhibit 5.1 hereof).

*23.3	Consent of Blake, Cassels & Graydon LLP (included as part of its opinion filed in Exhibit 5.2 hereof).

*24.1	Power of Attorney of South Bow USA Infrastructure Holdings LLC (included in signature page to Form S-4).

*25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon as U.S. Trustee, on Form T-1.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Notice of Guaranteed Delivery.

*99.3	Form of Letter to Clients.

*99.4	Form of Letter to Nominees.

*107	Filing Fee Table.

*	Filed herewith.

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